Exhibit (a)

THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

If you are in doubt as to any aspect of this circular or as to the action to be taken, you should consult a licensed securities dealer or registered institution in securities, bank manager, solicitor, professional accountant, or other professional adviser.

If you have sold or transferred all of your units in HSBC China Dragon Fund, you should at once hand this circular, together with the accompanying form of proxy, to the purchaser or transferee or to the bank, licensed securities dealer or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.

The Securities and Futures Commission of Hong Kong, Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this circular, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss however arising from or in reliance upon the whole or any part of the contents of this circular.

HSBC CHINA DRAGON FUND

a Hong Kong unit trust authorised under section 104 of the Securities and Futures Ordinance

(Chapter 571 of the Laws of Hong Kong)

(Stock Code: 820)

CIRCULAR TO UNITHOLDERS

IN RELATION TO

(1) CHANGE OF INVESTMENT OBJECTIVE AND POLICIES,

(2) ONE-OFF REDEMPTION OFFER,

(3) AMENDMENTS TO THE TRUST DEED BY

A SUPPLEMENTAL TRUST DEED

AND

(4) NOTICE OF GENERAL MEETING

Independent Financial Adviser to the Independent Unitholders

SOMERLEY LIMITED

A letter from the Manager is set out on pages 6 to 21 of this circular. A letter from the Independent Financial Adviser is set out on pages 22 to 29 of this circular.

A notice convening the General Meeting to be held at Level 22, HSBC Main Building, 1 Queen’s Road Central, Hong Kong on 21 August 2012, at 10:00 a.m. is set out on pages 65 to 66 of this circular. Whether or not you are able to attend and vote at the General Meeting in person, please complete and return the accompanying form of proxy to the registrar of the Fund, Computershare Hong Kong Investor Services Limited at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong in accordance with the instructions printed thereon as soon as possible and in any event not later than 10:00 a.m. on 19 August 2012 or, should there be any adjournment of the General Meeting, not less than 48 hours before the time appointed for such adjourned meeting. Completion and return of the form of proxy will not preclude you from attending and voting in person at the General Meeting (or any adjournment thereof) should you so wish.

20 July 2012

CORPORATE INFORMATION

The Fund	HSBC China Dragon Fund, a Hong Kong unit trust authorised under section 104 of the SFO

Manager	HSBC Global Asset Management (Hong Kong) Limited
HSBC Main Building
1 Queen’s Road Central
Hong Kong

Directors of the Manager	EXECUTIVE DIRECTORS:
BERRY, Stuart Glenn
CONXICOEUR, Patrice Pierre Henri
KOO, Julie J
LAM, Po Yee
MUNRO, Joanna
MALDONADO-CODINA, Guillermo Eduardo

NON-EXECUTIVE DIRECTORS:
CHANDRASEKHARAN, Sridhar
CHEANG, Wai Wan Louisa
FUNG, Yuen Mei Anita
HARVEY-SAMUEL, Guy Daniel
PACTON, Olivier

Trustee	HSBC Institutional Trust Services (Asia) Limited
HSBC Main Building
1 Queen’s Road Central
Hong Kong

Registrar	Computershare Hong Kong Investor Services Limited
Shops 1712—1716, 17th Floor
Hopewell Centre
183 Queen’s Road East
Wanchai
Hong Kong

EXPECTED TIMETABLE (note 1)

The expected timetable set out below is indicative only and is subject to change. Any changes to the expected timetable will be announced separately by the Fund. All references to time are Hong Kong times and dates.

2012

Despatch of this document and notice of the General Meeting and the redemption request forms	20 July

Last date and time to lodge transfer documents for the entitlement to attend and vote at the General Meeting	4:30 p.m. on 14 August

Closure of the register of Unitholders for determining Unitholders’ entitlements to vote and attend the General Meeting (note 2)	15 August to 21 August (both days inclusive)

Latest time to lodge form of proxy for the General Meeting	10:00 a.m. on 19 August

General Meeting	10:00 a.m. on 21 August

Announcement of the results of the General Meeting (note 3)	by 7:00 p.m. on 21 August

The expected timetable for the One-off Redemption Offer set out below is based on the assumption that the relevant resolutions for the General Meeting will be approved by the Unitholders.

Commencement date for lodging the redemption request with the Registrar	22 August

Lodgement Date (i.e. last date for lodgement of One-off Redemption Offer request)	4:30 p.m. on 4 September

Redemption Day (note 4)	5 September

Time for calculating the net asset value of the Fund as of the Value Day	9:30 a.m. on the Business Day immediately after the Redemption Day (i.e. 6 September)

Announcement of the net asset value of the Fund as of the Value Day	by 5:00 p.m. on 6 September

Latest date for despatch of cheques to redeeming Unitholders and (if applicable) return of certificate(s) for Units not redeemed	18 September

Notes:

(1)                     Assuming there is a quorum present at the General Meeting, and no adjournment is necessary. If an adjournment of the General Meeting is necessary, the expected timetable will be extended by approximately 15 days. However, the relevant resolutions for the General Meeting will remain the same.

(2)                     Assuming there is a quorum present at the General Meeting, and no adjournment is necessary. If an adjournment of the General Meeting is necessary, the expected closure of the register of Unitholders will be extended by approximately 15 Business Days.

(3)                     Assuming there is a quorum present at the General Meeting, and no adjournment is necessary.

(4)                     Assuming no event occurs which requires a suspension of the Redemption Day.

DEFINITIONS

In this circular, the following definitions apply throughout unless otherwise stated:

“Announcements”

the announcements dated 7 December 2011, 6 January 2012, 6 February 2012, 6 March 2012, 5 April 2012, 4 May 2012 and the May 2012 Announcement by the Manager in relation to, among other things, the Change of Investment Objective and Policies, the One-off Redemption Offer and amendments to the Trust Deed by the Supplemental Trust Deed

“Business Day”

a day (other than a Saturday or Sunday) on which the Stock Exchange is open for normal trading and banks are open for normal banking business in Hong Kong provided that where as a result of a number 8 typhoon signal, black rainstorm warning or other similar event, the period during which the Stock Exchange and banks in Hong Kong are open for any day is reduced, such day shall not be a Business Day unless the Manager and the Trustee determine otherwise

“CAAPs”

Chinese A share access product(s), being a security/securities (such as a note, warrant, option, participation certificate) linked to A shares or portfolios of A shares which aim to replicate synthetically the economic benefit of the relevant A shares or portfolios of A shares

“CCASS”	the Central Clearing and Settlement System established and operated by HKSCC

“Code”

the Code on Unit Trusts and Mutual Funds issued by the SFC, as the same may from time to time be modified, amended, revised or replaced, or supplemented either by published guidelines, policies, practice statements or other guidance issued by the SFC or, in any particular case, by specific written guidance issued by the SFC in response to a specific request by the Manager and/or the Trustee

“Connected Person”	has the meaning given to it in the Code

“Directors”	the directors of the Manager

“ETFs”	exchange traded funds

“Explanatory Statement”	the explanatory statement set out in Appendix 1 to this circular

“Extraordinary Resolution”	a resolution proposed as such and passed on a poll by 75% or more of the votes of those present and entitled to vote in person or by proxy at a duly convened meeting of the Unitholders

“Fund”	HSBC China Dragon Fund

“General Meeting”	the general meeting of the Unitholders to be held at Level 22, HSBC Main Building, 1 Queen’s Road Central, Hong Kong on 21 August 2012 at 10:00 a.m.

“Handbook”	the SFC Handbook for Unit Trusts and Mutual Funds, Investment-Linked Assurance Schemes and Unlisted Structured Investment Products

“HKSCC”	Hong Kong Securities Clearing Company Limited

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China

“Independent Financial Adviser”

Somerley Limited, a corporation licensed to carry out Type 1 (dealing in securities), Type 4 (advising on securities), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the SFO, the independent financial adviser appointed to advise the Independent Unitholders on the One-off Redemption Offer. Its registered office is 10/F, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong

“Independent Unitholder(s)”	Unitholders other than any Unitholder that has a material interest in the One-off Redemption Offer which is different from the interests of all other Unitholders

“Latest Practicable Date”	17 July 2012, being the latest practicable date prior to the despatch of this circular for ascertaining certain information contained herein

“Listing Rules”	the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited

“Lodgement Date”

the last date for lodgement of redemption requests pursuant to the One-off Redemption Offer which shall be no less than 10 Business Days after the date of the General Meeting approving the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed

“Manager”	HSBC Global Asset Management (Hong Kong) Limited

“May 2012 Announcement”

the announcement dated 30 May 2012 by the Manager in relation to, among other things, the Change of Investment Objective and Policies, the One-off Redemption Offer and amendments to the Trust Deed by the Supplemental Trust Deed

“Offering Circular”	the offering circular of the Fund dated 6 July 2007 and includes any amendments and supplements thereto

“Overseas Unitholder(s)”	Unitholder(s) whose addresses, as shown in the register of Unitholders, are outside Hong Kong as of the Lodgement Date

“PRC” or “China”

the People’s Republic of China, but for the purposes of this circular and the Fund’s investment objective and investment approach only, excludes Hong Kong, the Macau Special Administrative Region and Taiwan

“Redemption Day”	the Business Day immediately following the Lodgement Date

“Redemption Levy”	the redemption fee of up to 2% of the redemption price, payable in relation to the redemption of Units by a redeeming Unitholder pursuant to the One-off Redemption Offer as described in this circular

“Registrar”	Computershare Hong Kong Investor Services Limited, Shops 1712—1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong

“Relevant Period”	the period from 30 November 2011, being the date falling six months before the date of the May 2012 Announcement, up to and including the Latest Practicable Date

“SFC”	the Securities and Futures Commission of Hong Kong

“SFO”	the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong)

“Stock Exchange”	The Stock Exchange of Hong Kong Limited

“Supplemental Trust Deed”	the proposed supplement to the Trust Deed to include the changes described in this circular

“Trust Deed”	the trust deed dated 20 June 2007 between the Trustee and the Manager and includes any amendments and supplements thereto

“Trustee”	HSBC Institutional Trust Services (Asia) Limited

“Unit(s)”	unit(s) of the Fund

“Unitholder(s)”	holder(s) of Units

“Value Day”

the Redemption Day, being the date on which the relevant market closing price of the underlying investments of the Fund, and the Fund’s applicable operating expenses accrued or incurred to date shall be used to calculate the net asset value of the Fund to be adopted as the redemption price for the purpose of the One-off Redemption Offer

LETTER FROM THE MANAGER

HSBC CHINA DRAGON FUND

a Hong Kong unit trust authorised under section 104 of the Securities and Futures Ordinance

(Chapter 571 of the Laws of Hong Kong)

(Stock Code: 820)

Managed by

HSBC Global Asset Management (Hong Kong) Limited

Directors of the Manager:	Registered office of the Manager:
EXECUTIVE DIRECTORS:	HSBC Main Building
BERRY, Stuart Glenn	1 Queen’s Road Central
CONXICOEUR, Patrice Pierre Henri	Hong Kong
KOO, Julie J
LAM, Po Yee
MUNRO, Joanna
MALDONADO-CODINA, Guillermo Eduardo

NON-EXECUTIVE DIRECTORS:
CHANDRASEKHARAN, Sridhar
CHEANG, Wai Wan Louisa
FUNG, Yuen Mei Anita
HARVEY-SAMUEL, Guy Daniel
PACTON, Olivier

20 July 2012

To the Unitholders

Dear Sir/Madam

CIRCULAR TO UNITHOLDERS

IN RELATION TO

(1) CHANGE OF INVESTMENT OBJECTIVE AND POLICIES,

(2) ONE-OFF REDEMPTION OFFER,

(3) AMENDMENTS TO THE TRUST DEED BY

THE SUPPLEMENTAL TRUST DEED

AND

(4) NOTICE OF GENERAL MEETING

I.                                INTRODUCTION

Reference is made to the Announcements by the Manager in relation to, among other things, the proposed Change of Investment Objective and Policies as described on pages 7 and 8 of this circular, the proposed One-off Redemption Offer as described on pages 8 to 18 of this circular and the amendments to the Trust Deed by the Supplemental Trust Deed on page 18 of this circular. The purposes of this circular are to provide you with (i) further information regarding resolutions to be proposed at the General Meeting relating to, (a) the Change of Investment Objective and Policies; (b) the One-off Redemption Offer and; (c) the amendments to the Trust Deed by the Supplemental Trust Deed, and (ii) a letter of advice from the Independent Financial Adviser containing its advice to the Independent Unitholders as to whether the One-off Redemption Offer is fair and reasonable as to acceptance and voting and (iii) the notice of the General Meeting.

II.                           CHANGE OF INVESTMENT OBJECTIVE AND POLICIES

Subject to the passing of the proposed resolutions for the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed in the General Meeting, the Manager wishes to convene the General Meeting to seek approvals of the Unitholders by way of the Extraordinary Resolution to approve the Change of Investment Objective and Policies.

Existing Investment Objective and Policies

Currently, the investment objective of the Fund is to achieve long-term capital growth by investing primarily in listed companies established or operating in the PRC or listed companies that are positioned to benefit from the strong economic growth potential and promising investment opportunities in the PRC, including but not limited to A shares, B shares, H shares and shares issued by red chip companies and other companies which carry out a significant proportion of their business activities in the PRC.

The Fund seeks long-term capital growth through a diversified portfolio of investments in equity of and securities relating to Chinese companies or companies deriving a significant proportion of their revenue from operations in China across different industries. The Fund may invest in (i) shares and securities linked to the shares of China related companies listed or quoted in China, Hong Kong and other jurisdictions; (ii) companies which carry out a preponderant part of their economic activities in the PRC and shares of red chip companies; and (iii) in other permissible investments or securities that are allowed under the Trust Deed, including but not limited to such other investments as allowed under the qualified foreign institutional investor regime in the PRC. The underlying investment of the Fund may include but will not be limited to, A shares and B shares (and such other securities as may be available) listed on the stock exchanges in the PRC, H shares and shares of red chip companies listed on the Stock Exchange. On an ancillary basis, the Fund may acquire CAAPs as if these were the relevant A shares or portfolios of A shares.

Proposed Change of Investment Objective and Policies

The Manager proposes to change the investment objective and policies of the Fund (“Change of Investment Objective and Policies”) as follows:

The investment objective of the Fund is to achieve long-term capital growth by investing primarily in A shares directly through the qualified foreign institutional investor investment quota of the Manager and indirectly through investment of (i) up to 40% of its net asset value in financial derivative instruments and securities linked to A shares (such as CAAPs (including A share participation certificates/notes and/or other access products issued by third party investment banks or brokers)) and (ii) up to 40% of its net asset value in ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares; provided that the Fund’s investment in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares will not exceed 50% in the aggregate of its net asset value. Unitholders should refer to the initial investment allocation of the Fund on page 11 below.

The Manager may consider, amongst others, profitability, prospect, outlook, valuation and volatility of the relevant securities and markets, the availability of the investments, and the economic and political environment and development affecting the relevant securities and markets in its selection criteria of investments for the Fund.

The Fund will not invest more than 10% of its net asset value in CAAPs issued by a single issuer; and the Fund’s aggregate investment in CAAPs shall not be more than 40% of its net asset value.

There is no guarantee on the availability of the quantity of A shares and financial derivative instruments and securities linked to A shares that are appropriate for the Fund. In the event that such A share investments are not available, the Fund may also invest up to 10% of its net asset value in other permissible investments or securities that are permitted under the Trust Deed, including but not limited to B shares, H shares, shares issued by red chip companies and such other investments as allowed under the qualified foreign institutional investor regime in the PRC.

The Fund may also invest in cash and cash equivalents on an ancillary basis.

Other than CAAPs, the Fund will not invest in or use financial derivative instruments other than for hedging purposes only.

The investment portfolio of the Fund will be more concentrated in A shares and financial derivative instruments and securities linked to A shares of listed companies in the PRC subsequent to the Change of Investment Objective and Policies. Unitholders should refer to the section headed “Initial Investment Distribution” below for the illustrative asset allocation and paragraph (v) of the section headed “Key Risk Factors” below for the risk with respect to investments in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares.

Independent Unitholders should carefully consider the risk factors described in the Offering Circular and on page 12 below before exercising their votes to approve the resolution with respect to the Change of Investment Objective and Policies.

Reason for the Change of Investment Objective and Policies

The Manager believes that the proposed Change of Investment Objective and Policies to invest primarily in A shares and/or its related products will provide a better and clearer investment proposition for investors. By clearly positioning the Fund as an A shares dominated investment, potential investors have better visibility on its risks and exposures, making it more appealing to investors as one of the few products available for those investors who are bullish on A shares.

III.                      ONE-OFF REDEMPTION OFFER

(a)                 Terms of the One-off Redemption Offer

(i)                    Background to the One-off Redemption Offer

As at the Latest Practicable Date, 349,687,000 Units are in issue. Currently, Unitholders do not have the right to redeem any part of their holdings of Units.

Subject to the passing of the proposed resolution for the Change of Investment Objective and Policies and the amendments to the Trust Deed by the Supplemental Trust Deed, the Manager also wishes to offer a right to the Unitholders to redeem the whole or a part of their Units on a one-off basis (the “One-off Redemption Offer”) for cash subject to the terms and conditions of the One-off Redemption Offer and proposes to seek approvals of the Independent Unitholders by way of the Extraordinary Resolution at the General Meeting on the One-off Redemption Offer.

(ii)                Terms of the One-off Redemption Offer

The Manager proposes to offer the Unitholders, subject to certain conditions, the One-off Redemption Offer, being a right to apply to redeem the whole or a part of their Units at, subject to a Redemption Levy, the net asset value of the Units being redeemed (calculated using the relevant market closing price of the underlying investments of the Fund and the Fund’s applicable operating expenses accrued or incurred to date on the Value Day) on a one-off basis provided that for the Fund as a whole the total number of Units to be redeemed by the Fund shall not exceed 40% of the total outstanding number of Units as at the Lodgement Date. The redemption of Units by a Unitholder pursuant to the One-off Redemption Offer will not attract Hong Kong ad valorem or fixed stamp duty. The redemption of Units by a Unitholder pursuant to the One-off Redemption Offer will not be subject to any dealing charges other than the Redemption Levy. The Redemption Levy, which is up to 2% of the net asset value of the Units being redeemed (i.e. the redemption price), incorporates commission, stamp duty, transaction cost and total market impact of implementation (i.e. the price difference during the order implementation between the execution price and the price at the time of valuation) will be deducted from the redemption price and will be retained by the Fund for the benefit of the Fund. The actual level of the Redemption Levy will be determined by the Manager according to the Manager’s estimation of the above-mentioned commission, stamp duty, transaction cost and total market impact of implementation on the Redemption Day. Each redeeming Unitholder will bear the same percentage of

Redemption Levy, namely, the same percentage of the net asset value of the Units being redeemed. The Redemption Levy will be announced together with the net asset value of the Fund as of the Value Day by 5:00 pm on 6 September 2012.

The One-off Redemption Offer will be satisfied by the disposition by the Manager of assets of the Fund. The Manager confirms that sufficient liquid financial resources are available to the Fund to implement and to satisfy the Fund’s obligations in respect of the One-off Redemption Offer in full.

(iii)            Procedures with respect to the One-off Redemption Offer

The One-off Redemption Offer shall occur on the Redemption Day. Unitholders who wish to accept the One-off Redemption Offer must provide completed redemption requests to the Registrar no later than 4:30 p.m. on the Lodgement Date; provided that the Unitholders are only entitled to make a redemption request under the One-off Redemption Offer with respect to the Units they hold as of the Lodgement Date. Unitholders that are interested in exercising their rights under the One-off Redemption Offer shall be required to return their redemption requests forms together with the relevant certificate(s) and/or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof) for the number of Units in respect of which Unitholders intend to redeem, by post or by hand to the Registrar by no later than 4:30 p.m. on the Lodgement Date. No further action shall be required from the Unitholders that elect to continue to hold onto their entire holdings of Units in the Fund. Unitholders that have lost the certificates representing their Units should contact the Registrar and follow the procedure as required by the Registrar. Unitholders whose Units are held by a nominee company, including those whose interests in the Units are held through CCASS, should refer to the section headed “Nominee Registration of Units” below.

(iv)              Limits on the One-off Redemption Offer

Unitholders should note that there is no minimum number of Units which a qualifying Unitholder can apply to redeem under the One-off Redemption Offer; however, a Unitholder may not apply to redeem more Units than such Unitholder holds as at the Lodgement Date. A Unitholder may apply to redeem the whole or a part of his or her holding of Units, redemption application with respect to Units that are in excess of his or her holdings will be disregarded by the Manager.

The total number of Units to be redeemed by the Fund shall not exceed 40% of the total outstanding number of Units as at the Lodgement Date. Regardless of the number of Units a Unitholder has validly applied to redeem, in the event that the aggregate number of Units for which applications are made under the One-off Redemption Offer exceeds 40% of the total outstanding number of Units as at the Lodgement Date, the number of Units that such Unitholder can eventually redeem will be reduced proportionally. Under such situation, the Fund will satisfy the redemption requests of Unitholders wishing to redeem their Units on a pro rata basis based on the number of Units the Unitholders have validly applied to redeem, rounded down to the nearest whole Unit.

The Fund will dispose of and acquire such investment in an orderly manner in order to effect the Change of Investment Objective and Policies. In the event that the aggregate number of Units for which applications to redeem are made under the One-off Redemption Offer exceeds 40% of the outstanding number of Units as at the Lodgement Date, the Manager shall, subject to the redemption requests complying with the requirements of the Trust Deed as amended by the Supplemental Trust Deed upon obtaining the necessary approval from the Independent Unitholders, (i) limit the number of Units to be redeemed under the One-off Redemption Offer to 40% of the outstanding number of Units as at the Lodgement Date and (ii) realise the non-A share investments of the Fund and apply all or part of such realisation proceeds to satisfy the redemption requests of Unitholders wishing to redeem their Units on a pro rata basis based on the number of Units the Unitholders have validly applied to redeem, rounded down to the nearest whole Unit, with the remaining realisation proceeds, if any, being invested to gain exposure to A share investments via CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares and, in the event that such A share investments are not available, other equity instruments such as B shares, H shares and shares issued by red chip companies and to invest the balance in cash and cash equivalents. Any request for the One-off Redemption Offer which is not satisfied shall be void and certificates representing such Units shall be returned to Unitholders within 10 Business Days after the Value Day.

If the aggregate of the actual applications for redemption by the Unitholders made under the One-off Redemption Offer is less than or equal to the aggregate maximum limit of 40% of the total outstanding number of Units as at the Lodgement Date, all Units applied to be redeemed will be redeemed. The balance between the Units actually redeemed and 40% of the total outstanding number of Units as at the Lodgement Date will neither be carried forward nor be available for any subsequent redemption by any Unitholder on any subsequent trading day of the Fund. The Manager shall, subject to the redemption requests complying with the requirements of the Trust Deed as amended by the Supplemental Trust Deed upon obtaining the necessary approval from the Independent Unitholders, (i) satisfy all such redemption requests and (ii) realise its non-A share investments and apply all or part of such realisation proceeds to satisfy such redemption requests under the One-off Redemption Offer with the remaining realisation proceeds, if any, being invested to gain exposure to A share investments via CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares and, in the event that such A share investments are not available, other equity instruments such as B shares, H shares and shares issued by red chip companies and to invest the balance in cash and cash equivalents.

The Units to be redeemed must be free from all liens, charges, encumbrances, equitable interests, rights of pre-emption or other third party rights of any nature. Accordingly, the submission of a redemption request by eligible Unitholder will be deemed to constitute a representation and warranty by him or her to the Manager and the Fund that his or her Units are sold free from all liens, charges, encumbrances, equitable interests, rights of pre-emption or other third party rights of any nature and together with all rights attaching thereto on or after the date of the May 2012 Announcement (including the right to all dividends and distributions (if any) declared, made or paid on or after the date of the May 2012 Announcement) or obligation to create or to give an encumbrance in relation to any of such Units and that no person has claimed to be entitled to an encumbrance in relation to any such Units.

The One-off Redemption Offer will be subject to certain conditions referred to in the section headed “Conditions to the One-off Redemption Offer” below and the full terms and details of the One-off Redemption Offer will be described more fully in the Explanatory Statement in Appendix 1 to this circular.

All redeemed Units will be cancelled.

(b)                          Initial Investment Distribution

The followings illustrate the expected initial investment allocation of the Fund (expressed as a percentage of net asset value of the Fund subsequent to the Unitholders’ exercise of the One-off Redemption Offer):

(i)                             in the event that the aggregate number of Units redeemed under the One-off Redemption Offer is 40% of the outstanding number of Units as at the Lodgement Date:

A shares	around 65% to 85%

CAAPs	up to 30%*

ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares	up to 30%*

Other equity instruments (such as B shares, H shares and shares issued by red chips companies)	up to 10%

Cash and cash equivalents	up to 15%

*         The Fund’s investment in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares will not exceed 50% in the aggregate of its net asset value.

(ii)                          in the event that the aggregate number of Units redeemed under the One-off Redemption Offer is 20% of the outstanding number of Units as at the Lodgement Date:

A shares	up to 65%

CAAPs	up to 35%*

ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares	up to 35%*

Other equity instruments (such as B shares, H shares and shares issued by red chips companies)	up to 10%

Cash and cash equivalents	up to 15%

*         The Fund’s investment in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares will not exceed 50% in the aggregate of its net asset value.

(iii)                       in the event that no Units are redeemed under the One-off Redemption Offer:

A shares	around 40% to 50%

CAAPs	up to 40%*

ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares	up to 40%*

Other equity instruments (such as B shares, H shares and shares issued by red chips companies)	up to 10%

Cash and cash equivalents	up to 15%

*         The Fund’s investment in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares will not exceed 50% in the aggregate of its net asset value.

The above initial investment allocation is for reference only and may be changed from time to time according to market conditions and the availability of various types of instruments.

(c)                           Key Risk Factors

Unitholders should carefully consider the risk factors described in the Offering Circular and below before deciding on whether to apply for redemption of their Units under the One-off Redemption Offer:

(i)                    under the One-off Redemption Offer, the net asset value at which the eligible Units will be redeemed shall be determined using the relevant market closing price of the underlying investments of the Fund and the Fund’s applicable operating expenses accrued or incurred to date on the Value Day, and subject to the Redemption Levy and the relevant calculation method, shall be announced by the Manager no later than two Business Days after the Value Day. The Manager expects to pay the redemption proceeds, less the Redemption Levy, with respect to the eligible Units being redeemed to the Unitholders no later than 10 Business Days after the Value Day. The Redemption Levy is to be retained by the Fund for the benefit of the Fund;

(ii)                 as the total number of Units to be redeemed by the Fund shall not exceed 40% of the total outstanding number of Units as a whole as at the Lodgement Date, a Unitholder may not be able to redeem all the Units he or she applies to redeem under the One-off Redemption Offer regardless of whether he or she applies to redeem more or less than 40% of the Units he or she owns at the Lodgement Date.

In the event that the aggregate number of Units for which applications to redeem are made under the One-off Redemption Offer exceeds 40% of the outstanding number of Units as at the Lodgement Date, the Manager shall apply the relevant realisation proceeds to satisfy the redemption requests of Unitholders wishing to redeem their Units on a pro rata basis based on the number of Units the Unitholders have validly applied to redeem, rounded down to the nearest whole Unit. Unitholders should refer to the section headed “Limits on the One-off Redemption Offer” above for details;

(iii)                any Units held by Unitholders that are not successfully redeemed under the One-off Redemption Offer may be in odd lots. The realisable price of such odd lot Units may be significantly lower than the traded price for such Units;

(iv)               all documents and remittances will be sent to the Unitholders through ordinary post at their own risk. These documents and remittances will be sent to the Unitholders at their respective addresses as they appear in the register of Unitholders, and in the case of joint Unitholders, to the Unitholder whose name appears first in the register of Unitholders; and

(v)                investments in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares which use synthetic instruments to gain exposure to A shares are subject to additional risks.

CAAPs may not be listed and are subject to the terms and conditions imposed by its issuer. These terms may lead to delays in implementing the Manager’s investment strategy. Investment in CAAPs can be illiquid as there may not be an active market in the CAAPs. In order to liquidate investments, the Fund relies upon the counterparty issuing the CAAPs to quote a price to unwind any part of such CAAPs.

An investment in a CAAP to gain exposure to A shares is not an investment directly in the underlying investments (such as shares) themselves. An investment in the CAAP to gain exposure to A shares neither entitles the holder of such instrument to the beneficial interest in the shares nor makes any claim against the company issuing the shares.

The Fund will be subject to the credit risk of the issuers of the CAAPs invested by the Fund. The Fund may suffer a loss if the issuers of the CAAPs becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties.

When the Fund invests in ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares, such ETFs are subject to risks similar to those mentioned above when those ETFs are synthetic instruments using financial derivative instruments to achieve their investment objectives.

(d)                          Taxation

Unitholders should consult their professional advisers on the consequences to them of redeeming Units under the relevant laws of the jurisdictions to which they are subject, including the tax consequences and any exchange control requirements. These consequences, including the availability of, and the value of, tax relief to investors, will vary with the law and practice of the investors’ country of citizenship, residence, domicile or incorporation and their personal circumstances.

The following statements regarding taxation are based on advice received by the Fund regarding the law and practice in force in Hong Kong at the Latest Practicable Date. Investors should be aware that levels and bases of taxation are subject to change and that the value of any relief from taxation depends upon the individual circumstances of the taxpayer.

(i)                    Hong Kong

•                            Profits Tax

No tax will be payable by the Unitholders in Hong Kong in respect of dividends or other distributions of the Fund or in respect of any capital gains arising on a sale or other disposal of Units, except that Hong Kong profits tax may arise where such transactions form part of a trade, profession or business carried on in Hong Kong.

•                            Stamp Duty

The redemption of Units by a Unitholder will not attract Hong Kong ad valorem or fixed stamp duty.

The trading of Hong Kong stock (including the underlying H shares and shares issued by red chip companies) by the Fund to effect the One-off Redemption Offer is subject to Hong Kong stamp duty. The Fund and the counterparty will each be liable to stamp duty at the current rate of 0.1% of the price of shares being sold and purchased.

(ii)                The PRC

The information below is a summary of certain areas of PRC taxation which are likely to be relevant to the Fund and the Unitholders and should not be taken as a definitive, authoritative or comprehensive statement of the relevant matter. In particular, there are various other taxes, duties, levies and charges which are generally of less significance but may nevertheless be applicable to the Fund and the Unitholders.

•                            Withholding tax

Pursuant to the Corporate Income Tax Law of the PRC and its implementation rules, a foreign enterprise that does not have any establishment or site in China is subject to a withholding income tax at the rate of 10% for the interest, royalty, rental and other income (including capital gain) earned directly from sources in the PRC.

The PRC tax authorities have not clarified whether income tax are payable on capital gains arising from securities trading of qualified foreign institutional investors or from disposal of B shares, H shares or the listed shares of any red-chip company that is deemed to be a PRC resident company. There is currently no capital gain tax provision on B and H Shares as the Manager based on the advice from tax advisors believed that it is not currently necessary to make any capital gain tax provision on B and H shares.

•                            Stamp tax

Pursuant to the tentative regulations of the PRC stamp tax, stamp tax is levied on the execution or receipt within the territory of China of certain documents, including contracts for the transfer of equity interests and the sale of A Shares and B Shares on stock exchanges.

PRC stamp duty is generally applicable on the transfer of unlisted PRC shares (equity interest) at the rate of 0.05%. The buyer and the seller of the shares will each be subject to stamp duty at the applicable rate. According to the latest notice issued by Ministry of Finance and State Administration of Taxation, the transfer of A shares and B shares each is subject to 0.1% stamp duty of the total proceeds but only on the selling side.

•                            Business tax

Pursuant to the notice Caishui [2005] No. 155 issued jointly by the State Administration of Taxation and the Ministry of Finance in December 2005, margin income made by qualified foreign institutional investors from securities trading carried out by the PRC brokers are exempted from business tax in the PRC.

(e)                           Conditions to the One-off Redemption Offer

IF EITHER THE CHANGE OF INVESTMENT OBJECTIVE AND POLICIES, THE ONE-OFF REDEMPTION OFFER OR THE AMENDMENTS TO THE TRUST DEED BY THE SUPPLEMENTAL TRUST DEED IS NOT APPROVED BY THE INDEPENDENT UNITHOLDERS, THE ONE-OFF REDEMPTION OFFER WILL NOT BE MADE TO THE UNITHOLDERS.

The One-off Redemption Offer will be conditional only upon obtaining the Independent Unitholders’ approval by way of an Extraordinary Resolution at the General Meeting to approve the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed. The above condition to the One-off Redemption Offer may not be waived. There are no other conditions attached to the One-off Redemption Offer.

Fellow subsidiaries and/or associated companies of the Manager that (i) trade in the Units as discretionary fund managers and/or (ii) for proprietary purposes own or control or direct the holding of voting rights and rights over the Units will need to abstain from voting at the General Meeting.

The One-off Redemption Offer will not be lapsed or conditional on any minimum number of redemption applications made by the Unitholders. If the above condition to the One-off Redemption Offer is not met, the One-off Redemption Offer will not be made to the Unitholders.

(f)                            Overseas Unitholders

Based on the register of Unitholders as at the Latest Practicable Date, there were Unitholders with registered addresses in three jurisdictions outside Hong Kong. The Fund has made enquiries regarding the legal restrictions under the applicable securities legislation of the relevant jurisdictions and the requirements of the relevant regulatory body or stock exchange with respect to the One-off Redemption Offer in relation to such Overseas Unitholders.

The Fund has obtained advice from legal advisers in Macau and Australia that no local regulatory compliance is required to be made in that jurisdiction for the Fund in extending the One-off Redemption Offer to the Unitholders who resided in those jurisdictions.

The Fund has sought legal advice from its United States (US) legal counsel. Based on that advice, the extension of the One-off Redemption Offer to a Unitholder residing in the US may constitute a tender offer in the US. To avoid the full US Securities and Exchange Commission tender offer regulatory requirements, the Fund may either exclude the Unitholders residing in the US or include such Unitholders in accordance with the relevant exemptions under the US tender offer rules that are available to the Fund.

Accordingly, the Fund will avail itself of such exemption and extend the One-off Redemption Offer to all the Overseas Unitholders.

All Overseas Unitholders that are Independent Unitholders (i) are entitled to receive a circular and a notice of general meeting and to attend and vote at the General Meeting, whether in person or by proxy and (ii) will be offered the One-off Redemption Offer.

As the One-off Redemption Offer may be affected by foreign laws, the Overseas Unitholders should inform themselves about and observe any applicable legal requirements.

It is the responsibility of each Overseas Unitholder who wishes to submit the redemption request to satisfy himself or herself as to the full observance of the laws of the relevant jurisdiction in that connection, including obtaining any governmental or other consents which may be required or the compliance with other necessary formalities or legal requirements.

(g)                          Dealings in Units by the Fund

The Fund has not conducted any repurchase of any Units in the six-month period prior to the date of the May 2012 Announcement and has repurchased an aggregate of 4,885,500 Units during the 12-month period immediately preceding the date of this circular, details of which is set out in the Explanatory Statement in Appendix 1 to this circular. The Fund will not conduct any on-market repurchase of Units from the date of the May 2012 Announcement up to and including the Redemption Day or when the condition to the One-off Redemption Offer set out in paragraph (e) above is not met.

(h)                          Holding Structure

Set out below is a table showing the holding structure of the Fund prior to and after the completion of the One-off Redemption Offer on the assumptions that (i) the aggregate number of Units for which applications are made under the One-off Redemption Offer reaches 40% of the outstanding number of Units as at the Lodgement Date and all unitholders redeem the same percentage of their holdings; and (ii) the number of the Units in issue as at the Latest Practicable Date remains unchanged until the completion of the One-off Redemption Offer.

The Fund has not and will not have any parent, subsidiary, fellow subsidiary and/or associated company.

	Immediately before the		Immediately after the
	completion of the One-off		completion of the One-off
	Redemption Offer		Redemption Offer
	Units	Approx.%	Units	Approx.%

Public Unitholders	347,289,500	99.3	208,373,700	99.3

Fellow subsidiaries and/or associated companies of the Manager that (i) trade in the Units as discretionary fund managers and/or (ii) for proprietary purposes own or control or direct the holding of voting rights and rights over the Units	2,397,500	0.7	1,438,500	0.7

(i)                             Odd Lots Arrangements

Currently, the Units are traded in board lots of 500 Units each. Such board lot size will not change as a result of the One-off Redemption Offer. Eligible Unitholders should note that acceptance of the One-off Redemption Offer may result in their holding of odd lots of the Units.

The Manager will not make arrangements with any designated broker to match sales and purchases of odd lot trading of Units after completion of the One-off Redemption Offer in order to enable such redeeming Unitholders to dispose of their odd lots or to top up their odd lots to whole board lots.

(j)                             Nominee Registration of Units

Unitholders whose Units are held by a nominee company should note that the Manager will regard the nominee company as a single Unitholder according to the register of Unitholders. In order for the beneficial owners of the Units, whose investments are registered in nominee names (including those whose interests in the Units are held through CCASS) to accept the One-off Redemption Offer, they may either (i) provide instructions to their nominee agents of their intentions with regard to the One-off Redemption Offer or (ii) arrange for the Units to be registered in his/her name by the Fund through the Registrar, and send the redemption request forms duly completed together with the certificate(s) of Units to the Registrar.

(k)                          Other Arrangements

There is no arrangement (whether by way of option, indemnity or otherwise) in relation to the Units and which might be material to the One-off Redemption Offer.

There is no agreement or arrangement to which the Fund, the Manager and any entities that are their parent, subsidiaries, fellow subsidiaries, associated companies of any of the foregoing, and companies of which such companies are associated companies which relates to circumstances in which they may or may not invoke or seek to invoke a pre-condition or a condition to the One-off Redemption Offer. None of the Fund, the Manager or any entity that is their parent, subsidiary, the Manager’s fellow subsidiary, associated company of any of the foregoing, and any company of which such company is an associated companies has borrowed or lent any Units.

As at the Latest Practicable Date, no persons, including the Fund, the Manager, the Manager’s parent, any of the Manager’s subsidiary, the Manager’s fellow subsidiary, associated company of any of the foregoing, and any company of which such company is an associated company has received any irrevocable commitment from any persons to irrevocably accept or reject the One-off Redemption Offer.

(l)                             Reason for and Financial Effect of the One-off Redemption Offer

The Manager considers that the One-off Redemption Offer is in the best interest of the Unitholders. The One-off Redemption Offer will provide the Unitholders an option to exit part of their investment in the Fund. In addition, given the Fund has been trading at an average discount of 18.9% to its net asset value over the past twelve months, the Manager believes that the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed may potentially narrow such discount. However, there is no assurance that the Fund will be traded at a price that is equal to or at a reduced discount to its net asset value subsequent to the effecting of the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed or that the performance of the Fund will be improved or enhanced thereafter.

The One-off Redemption Offer, if effected, will:

(i)                    enable the redeeming Unitholders to receive redemption proceeds equivalent to the net asset value of the Fund attributable to their redeeming Units on the Value Day, less the Redemption Levy;

(ii)                 reduce the total net asset value, and therefore size, of the Fund by an amount proportionate to the actual number of Units redeemed; and

(iii)              not materially impact the total expense ratio of the Fund.

(m)                      Net asset value

Based on the net asset value of the Fund as at 16 July 2012 (being the last Business Day before the Latest Practicable Date), upon the completion of the One-off Redemption Offer (assuming that the aggregate number of Units for which applications are made under the One-off Redemption Offer reaches 40% of the outstanding number of Units on the Lodgement Date), the financial impact to the Fund’s net asset value is expected to be as follows:

	Immediately		Immediately
	before the One-off		after the One-off
	Redemption Offer		Redemption Offer
	(HK$)		(HK$)

Net asset value of the Fund as at 16 July 2012 (note 1)	2,634,248,664		2,634,248,664

Less: Redemption proceeds payable to Unitholders under the One-off Redemption Offer (note 2)	—		(1,032,625,477)

Less: Estimated costs and expenses with respect to the realisation of the assets of the Fund	—		(21,073,989)

	2,634,248,664		1,580,549,198

Number of Units in issue	349,687,000		209,812,200

Unaudited adjusted net asset value per Unit	HK$	7.54	HK$	7.54

Note 1:                        being the unaudited consolidated equity attributable to Unitholders as at 16 July 2012 as published by the Fund on 17 July 2012 which has included accruals of estimated expenses in relation to the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed.

Note 2:                        The redemption proceeds payable to Unitholders is calculated as follows assuming that the costs and expenses with respect to the realisation of the assets of the Fund under the One-off Redemption Offer to be the equivalent to the Redemption Levy and assuming that the Redemption levy is being charged at 2% of the net asset value of the Units being redeemed:

Net asset value of the Units being redeemed	1,053,699,466

Less: Redemption levy retained by the Fund	(21,073,989)

1,032,625,477

According to the above example, the One-Off Redemption Offer involves the payment of HK$1,053,699,466 (before deduction of Redemption Levy) to the Unitholders and incurs estimated costs and expenses with respect to the realisation of the assets of the Fund of approximately HK$21,073,989, therefore the net asset value of the Fund will be reduced by the same amount. On the other hand, assume that the Redemption Levy to be deducted from the redemption price and retained by the Fund is equal to the estimated costs and expenses with respect to the realisation of the assets of the Fund, the net asset value of the Fund will be increased by the same amount, i.e. HK$21,073,989. The One-off Redemption Offer will therefore reduce the unaudited adjusted net asset value and hence the working capital from HK$2,634,248,664 to HK$1,580,549,198 assuming that the aggregate number of Units for which applications are made under the One-off Redemption Offer reaches 40% of the outstanding number of Units on the Lodgement Date. However, the net asset value per Unit is not expected to change subsequent to the One-off Redemption Offer and will remain at HK$7.54 based on the information and assumption mentioned in the example above.

Subsequent to the Change of Investment Objective, the One-off Redemption Offer and the amendment of the Trust Deed by the Supplemental Trust Deed, the Fund will seek to achieve long-term capital growth by investing primarily in A shares and up to 50% of its net asset value in (i) financial derivative instruments and securities linked to A shares (such as CAAPs (including A share participation certificates/notes and/or other access products issued by third party investment banks or brokers)) and (ii) ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares, the Manager consider such a decrease from HK$2,634,248,664 to HK$1,580,549,198 in the unaudited adjusted net asset value will not affect the business of the Fund.

The Manager considers that the One-off Redemption Offer will not significantly affect the liabilities of the Fund as the redemption proceeds payable to Unitholders under the One-off Redemption Offer will be satisfied in full by the disposition by the Manager of assets of the Fund.

(n)                          Future Intentions of the Fund

Other than the Change of Investment Objective and Policies and the amendments to the Trust Deed by the Supplemental Trust Deed, the management of the Fund will remain unchanged and the Fund’s listing on the Stock Exchange will be maintained upon completion of the One-off Redemption Offer. No other major changes will be introduced to the Fund.

The Manager intends to continue to meet the public float requirement with respect to the Units after the close of the One-off Redemption Offer.

(o)                          Information on the Fund and the Manager

The Fund is a unit trust constituted by the Trust Deed governed by the laws of Hong Kong. Please refer to pages 7 and 8 of this circular for the investment objective of the Fund and the Manager’s intention to revise such investment objective.

The Manager of the Fund is HSBC Global Asset Management (Hong Kong) Limited. The principal business activity of the Manager is asset management.

IV.                       AMENDMENTS TO THE TRUST DEED BY THE SUPPLEMENTAL TRUST DEED

The Manager wishes to convene the General Meeting to seek approvals of the Independent Unitholders by way of the Extraordinary Resolution to approve the amendments to the Trust Deed by the Supplemental Trust Deed to include the following:

(i)                     in order to effect the Change of Investment Objective and Policies and the One-off Redemption Offer, certain amendments will need to be made to the Trust Deed, by way of the Supplemental Trust Deed as set out in the Explanatory Statement in Appendix 1 to this circular. The Trust Deed shall be amended to provide that (a) all fees and expenses relating to any redemption of Units shall be borne by the Fund and (b) the Redemption Levy will be charged and deducted from the redemption price and will be retained by the Fund for its own benefit; and

(ii)                  in order to conform to the SFC’s frequently asked questions on the Code and certain changes made to the Code with respect to the investment restrictions in collective investment schemes, certain amendments will need to be made to the Supplemental Trust Deed as set out in the Explanatory Statement in Appendix 1 to this circular to conform the Trust Deed to the Code with respect to the investment restrictions in which the Fund is subject relating to the Fund’s investment in collective investment schemes.

The Manager confirms that the above amendments have been notified to the Trustee and the Trustee does not have any objection thereto.

V.                            GENERAL

Explanatory Statement

The Manager is required to send to the Unitholders an explanatory statement (at the same time as the notice of the General Meeting) setting out the terms and conditions of the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed and containing all other information reasonably necessary to enable the Independent Unitholders to make an informed decision on whether to vote for or against the Extraordinary Resolution to approve the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed. The Explanatory Statement is set out in Appendix 1 to this circular.

Approval Required

The Manager proposes to seek the Independent Unitholders’ approval by way of poll by way of the Extraordinary Resolution at the General Meeting to approve:

(i)                                     the Change of Investment Objective and Policies;

(ii)                                  the One-off Redemption Offer;

(iii)                               the amendments to the Trust Deed by the Supplemental Trust Deed.

Unitholders should note that the Manager will not proceed to effect any of (i), (ii) or (iii) above without obtaining the necessary Independent Unitholders’ approval at the General Meeting for all of the three resolutions (i), (ii) and (iii) above.

The Trustee, the custodian of the Fund, the Manager and their respective Connected Persons including, fellow subsidiaries and/or associated companies of the Manager as well as the Manager’s parent company, the subsidiaries of the Manager’s parent company and associated companies of the Manager’s parent company and the subsidiaries of such parent company that (i) trade in Units as discretionary fund managers and/or (ii) for proprietary purposes own or control or direct the holding of voting rights and rights over the Units, will be required to abstain from voting on the Extraordinary Resolution. Only Independent Unitholders will be entitled to vote on the Extraordinary Resolution. As at the Latest Practicable Date, the Manager is unaware of any Unitholders (other than those mentioned above) that are required to abstain from voting in respect of the Extraordinary Resolution proposed at the General Meeting.

It should be noted that dealings in the Units will continue during the period when the above conditions remain unfulfilled. Those Unitholders selling their Units and persons purchasing the Units during such period will accordingly bear the risk that the One-off Redemption Offer may not become unconditional. If any Unitholder or other person contemplating selling or purchasing any of the Units during this period is in doubt about his or her position, it is recommended that he or she should consult his or her professional adviser.

Recommendation

The Directors are of the opinion that the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed are in the interests of the Fund and the Unitholders as a whole and accordingly recommend the Unitholders to vote in favour of the Extraordinary Resolution with respect to the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed to be proposed at the General Meeting.

Your attention is drawn to the additional information set out in the Explanatory Statement in Appendix 1 to this circular and the notice of the General Meeting. Following receipt of the relevant regulatory approvals and up to the Lodgement Date, the following documents will be available to investors for inspection, free of charge, at the registered office of the Manager and on the website of the Fund’s website at www.assetmanagement.hsbc.com/hk-chinadragonfund:

•                                   the letter of advice from the Independent Financial Adviser dated 20 July 2012 containing its advice to the Independent Unitholders as to whether the One-off Redemption Offer is fair and reasonable as to acceptance and voting;

•                                   the Trust Deed;

•                                   drafts of the Offering Circular, the key fact statement of the Fund and the Supplemental Trust Deed with the incorporation of the necessary changes to effect the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed;

•                                   the audited accounts of the Fund for the last two financial years for which these have been published; and

•                                   written consent of Somerley Limited that it has given and not withdrawn its consent to the publication of its name in this circular.

Independent Financial Adviser

As the non-executive directors of the Manager have a potential conflict of interests because (i) they are employees of various subsidiaries of HSBC Holdings plc and (ii) certain fellow subsidiaries and/or associated companies and shareholders of the Manager have traded in the Units for proprietary purposes and/or have undertaken transactions with the Fund such as acting as brokers for the Fund, an independent committee will not be established to advise the Independent Unitholders. The independent financial advisor will be advising the Independent Unitholders directly on the One-Off Redemption Offer.

Your attention is drawn to the letter of advice from the Independent Financial Adviser which contains, among other things, its advice to the Independent Unitholders (a) on the fairness and reasonableness of the terms of the One-off Redemption Offer, whether to vote in favour of the resolution to approve the One-off Redemption Offer and voting for or against the One-off Redemption Offer and whether it is in the interest of the Independent Unitholders as a whole as well as the principal factors and reasons considered by it in arriving such advice; and (b) whether to accept the One-off Redemption Offer. The text of the letter from the Independent Financial Adviser is set out from pages 22 to 29 of this circular.

VI.                       GENERAL MEETING

1.                      Date and Venue

The General Meeting will be held at Level 22, HSBC Main Building, 1 Queen’s Road Central, Hong Kong on 21 August 2012, at 10:00 a.m., for the purpose of, considering and, if thought fit, passing the Extraordinary Resolutions as set out in the notice of the General Meeting, which is set out on pages 65 to 66 of this circular.

2.                      Action to be taken by the Unitholders

You will find enclosed with this circular the notice of the General Meeting (see pages 65 to 66 of this circular) and a form of proxy for use for the General Meeting.

Pursuant to paragraphs 8 and 9 of Schedule 3 to the Trust Deed, at any meeting unless a poll is so demanded, a declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. If a poll is duly demanded it shall be taken in such manner as the Chairman of the meeting may direct and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

For the purposes of the General Meeting, the Chairman will demand a poll and the Extraordinary Resolution will be decided accordingly.

Your vote is very important. Accordingly, please complete, sign and date the enclosed form of proxy. Whether or not you are able to attend and vote at the General Meeting in person, please complete and return the accompanying form of proxy to the Registrar in accordance with the instructions printed thereon as soon as possible and in any event not later than 10:00 a.m. on 19 August 2012 or, should there be any adjournment of the General Meeting, not less than 48 hours before the time appointed for such adjourned meeting. The form of proxy will be published on the website of the Stock Exchange at www.hkexnews.hk and the Fund’s website at www.assetmanagement.hsbc.com/hk-chinadragonfund. Completion and return of the form of proxy will not preclude you from attending and voting in person at the General Meeting (or any adjournment thereof) should you so wish.

The implementation of the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed are subject to approval by the Independent Unitholders at the General Meeting.

Your attention is also drawn to the principal terms of the One-off Redemption Offer as set out in the Explanatory Statement in Appendix 1 to this circular.

Independent Unitholders should note that even if he or she votes in favour of the resolution to be proposed at the General Meeting, he or she is free nonetheless to accept or not to accept the One-off Redemption Offer.

Unitholders and potential investors should note that the One-off Redemption Offer is subject to all of the conditions being fulfilled in full and, therefore, may or may not become unconditional and the One-off Redemption Offer may or may not proceed. Unitholders and potential investors are advised to exercise caution when dealing in the Units. The Fund will publish an announcement on or about 21 August 2012 to inform the Unitholders as to whether or not the One-off Redemption Offer has become unconditional.

3.                      Closure of the Register of Unitholders

For the purpose of determining the identity of the Independent Unitholders who are entitled to attend and vote at the General Meeting, the register of Unitholders of the Fund will be closed from 15 August 2012 to 21 August 2012 (both days inclusive), on which days no transfer of Units can be effected. In order to qualify for attending and voting at the General Meeting, all unit certificates together with the completed transfer forms must be lodged with the office of the Registrar for registration no later than 4:30 p.m. on 14 August 2012.

VII.                  RESPONSIBILITY STATEMENT

All directors of the Manager jointly and severally accept full responsibility for the accuracy of information contained in this circular and the Explanatory Statement in Appendix 1 to this circular confirm, having made all reasonable inquiries, that to the best of their knowledge, opinions expressed in this circular and the Explanatory Statement in Appendix 1 to this circular have been arrived at after due and careful consideration and there are no other facts not contained in this circular and the Explanatory Statement in Appendix 1 to this circular , the omission of which would make any statement in this circular and the Explanatory Statement in Appendix 1 to this circular misleading.

Investors who have any questions regarding the above may contact the Manager at level 22, HSBC Main Building, 1 Queen’s Road Central, Hong Kong (telephone number: (852) 2284 1229).

Yours faithfully
By order of the board of
HSBC Global Asset Management (Hong Kong) Limited
As manager of HSBC China Dragon Fund
Joanna Munro
Director of the Manager

LETTER FROM THE INDEPENDENT FINANCIAL ADVISER

The following is the letter of advice from Somerley Limited to the Independent Unitholders, which has been prepared for the purpose of inclusion in this Circular.

SOMERLEY LIMITED
10th Floor
The Hong Kong Club Building
3A Chater Road
Central
Hong Kong

20 July 2012

To: the Independent Unitholders

Dear Sirs,

ONE-OFF REDEMPTION OFFER

INTRODUCTION

We refer to our appointment as independent financial adviser to advise the Independent Unitholders on the terms of the One-off Redemption Offer in connection with the Change of Investment Objective and Policies. Details of the One-off Redemption Offer are set out in the “Letter from the Manager” contained in the circular of the Fund to the Unitholders dated 20 July 2012 (the “Circular”), of which this letter forms a part. Capitalised terms used in this letter shall have the same meanings as those defined in the Circular unless the context otherwise requires.

Pursuant to the One-off Redemption Offer, the Manager offers a right to the Unitholders to redeem the whole or a part of their Units for cash at the net asset value of the Units being redeemed (calculated using the relevant market closing prices of the underlying investments of the Fund and the Fund’s applicable operating expenses accrued or incurred to date on the Value Day) on a one-off basis, less the Redemption Levy, provided that the total number of Units to be redeemed by the Fund shall not exceed 40% of the total outstanding number of Units as at the Lodgement Date. The Unitholders are not compelled to accept any such offer and may choose to retain all their Units if they wish.

The One-off Redemption Offer is subject to the Independent Unitholders’ approval by way of the Extraordinary Resolution at the General Meeting. The Trustee, the custodian of the Fund, the Manager and their respective Connected Persons including, fellow subsidiaries and/or associated companies of the Manager as well as the Manager’s parent company, the subsidiaries of the Manager’s parent company and associated companies of the Manager’s parent company and the subsidiaries of such parent company that (i) trade in the Units as discretionary fund managers and/or (ii) for proprietary purposes, own or control or direct the holding of voting rights and rights over the Units, shall abstain from voting in respect of the Extraordinary Resolution. Only Independent Unitholders will be entitled to vote on the Extraordinary Resolution.

An independent committee will not be established to advise the Independent Unitholders. The non-executive directors of the Manager have a potential conflict of interests because (i) they are employees of various subsidiaries of HSBC Holdings plc and (ii) certain fellow subsidiaries and/or associated companies and shareholders of the Manager have traded in the Units for proprietary purposes and/or have undertaken transactions with the Fund such as acting as brokers for the Fund.

We, Somerley Limited, have been appointed to make a recommendation to the Independent Unitholders as to whether the terms of the One-off Redemption Offer are fair and reasonable so far as the Independent Unitholders are concerned and whether the Independent Unitholders should vote in favour of the resolution to approve and to accept the One-off Redemption Offer.

In formulating our opinion, we have relied on the information and facts supplied, and the opinions expressed, by the Manager’s directors, staff and advisers and have assumed that such information, facts and opinions are true, accurate and complete in all material aspects and will remain so up to the time of the General Meeting. We have also sought and received confirmation from the Manager’s directors that no material facts have been omitted from the information supplied and opinions expressed to us. We have relied on such information and consider that the information we have received is sufficient for us to reach the recommendation as set out in this letter and to justify our reliance on such information. We have no reason to believe that any material information has been withheld from us, nor to doubt the truth, accuracy or completeness of the information provided, and the reasonableness of the opinions expressed by the Manager’s directors, staff and advisers. We have, however, not conducted any independent investigation into the affairs of the Fund, nor have we carried out any independent verification of the information supplied.

PRINCIPAL FACTORS AND REASONS CONSIDERED

In arriving at our opinion and recommendation on whether the terms of the One-off Redemption Offer are fair and reasonable so far as the Independent Unitholders are concerned, we have taken the following principal factors and reasons into consideration:

1.                              Background information of the Fund

Launched in July 2007, the Fund is a unit trust constituted by the Trust Deed under Hong Kong law and authorised by the SFC under the SFO. It is an actively managed fund listed on the Main Board of the Stock Exchange and aims to seek long-term capital growth by investing primarily in listed companies established or operating in the PRC or listed companies that are positioned to benefit from the growth potential and investment opportunities in the PRC, including but not limited to A shares, B shares, H shares and shares issued by red chip companies and other companies which carry out a significant proportion of their business activities in the PRC.

With the proposed Change of Investment Objective and Policies, which is subject to the Independent Unitholders’ approval by way of the Extraordinary Resolution at the General Meeting, the Fund will primarily invest in A shares directly through the qualified foreign institutional investor investment quota of the Manager and indirectly through investment of (i) up to 40% of its net asset value in financial derivative instruments and securities linked to A shares (such as CAAPs (including A share participation certificates/notes and/or other access products issued by third party investment banks or brokers)) and (ii) up to 40% of its net asset value in ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares, provided that the Fund’s total investment in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares will not exceed 50% in the aggregate of its net asset value. Because of this change, the Manager proposes to offer the Unitholders the One-off Redemption Offer, which is a right to redeem a part (or, in the event that the total number of Units for which applications are made under the One-off Redemption Offer is less than or equal to 40% of the outstanding number of Units as at the Lodgement Date, the whole) of their Units for cash on a one-off basis. The non-A share investments of the Fund will be selected for sale to satisfy such redemption while at the same time matching the Change of Investment Objective and Policies. The Manager believes that the proposed Change of Investment Objective and Policies will provide a better and clearer investment proposition for investors.

2.                              Performance of the Fund

Set out below is the summary of the performance of the Fund for each of the two years ended 31 March 2011 and for the six months ended 30 September 2011 as extracted from the Fund’s 2011 annual report and 2011 interim report:

	For the six months ended		For the year ended
	30 September		31 March
	2011	2010	2011	2010
	HK$	HK$	HK$	HK$
	(unaudited)	(unaudited)	(audited)	(audited)

Net investment (loss)/ gain	(787,808,759)	119,917,137	353,798,369	1,228,172,724
(Decrease)/increase in net assets attributable to the Unitholders for the period/year	(842,091,494)	70,516,992	233,690,838	1,121,491,561

	As at 30 September		As at 31 March
	2011	2010	2011	2010
	HK$	HK$	HK$	HK$
	(unaudited)	(unaudited)	(audited)	(audited)

Total net asset value	2,625,725,116	3,393,376,016	3,520,104,901	3,403,444,993
Total net asset value per Unit	7.50	9.39	9.86	9.15

(i)                    2011 compared to 2010

The increase in net assets attributable to the Unitholders for the year ended 31 March 2011 fell by approximately 79.2% from approximately HK$1,121.5 million to approximately HK$233.7 million when compared with the previous year. According to the 2011 annual report of the Fund, this was mainly attributable to a slowdown in economic activities in China resulting from the PRC Government’s tightening measures to control asset prices and inflation and the deteriorating investor sentiment due to certain external factors such as the heightening civil tension in the Middle East and North Africa and the earthquake in Japan. Nevertheless, the Fund still recorded an increase in net asset value per Unit from approximately HK$9.15 as at 31 March 2010 to approximately HK$9.86 as at 31 March 2011 as a result of the positive net investment gain recorded and the repurchase of Units by the Fund at the then prevailing price during the year ended 31 March 2011.

(ii)                Six months ended 30 September 2011 compared to six months ended 30 September 2010

The Fund recorded a decrease in net assets attributable to the Unitholders of approximately HK$842.1 million for the six months ended 30 September 2011, compared to an increase in net assets attributable to the Unitholders of approximately HK$70.5 million in the corresponding period last year. According to the 2011 interim report of the Fund, the unsatisfactory performance of Chinese equities for the six months ended 30 September 2011 primarily resulted from the uncertainty over the mid-year downgrading of the United States treasury’s debt rating and investors’ concerns over the European sovereign debt crisis. Accordingly, the total net asset value per Unit of the Fund decreased significantly from approximately HK$9.86 as at 31 March 2011 to approximately HK$7.50 as at 30 September 2011.

3.                              Principal terms and conditions of the One-off Redemption Offer

Subject to the passing of the proposed resolutions for the Change of Investment Objective and Policies and the amendments to the Trust Deed by the Supplemental Trust Deed at the General Meeting, the Manager proposes to offer a right to the Unitholders to redeem the whole or a part of their Units for cash on a one-off basis. The principal terms and conditions of this offer are set out below:

(i)                    Principal terms

(a)                         the Unitholders can apply to redeem the whole or a part of their holdings as at the Lodgement Date on a one-off basis provided that the total number of Units to be redeemed by the Fund shall not exceed 40% of the total outstanding number of Units as at the Lodgement Date;

(b)                         the One-off Redemption Offer shall occur on the Redemption Day at the net asset value of the Units being redeemed on the Value Day less the Redemption Levy;

(c)                          in the event that the total number of Units for which applications are made under the One-off Redemption Offer exceeds 40% of the outstanding number of Units as at the Lodgement Date, the redemption requests of the Unitholders will be satisfied on a pro rata basis based on the number of Units the Unitholders have validly applied to redeem, rounded down to the nearest whole Unit;

(d)                         in the event that the total number of Units for which applications are made under the One-off Redemption Offer is less than or equal to 40% of the outstanding number of Units as at the Lodgement Date, the Manager shall satisfy all such redemption requests; and

(e)                          the Manager shall realise non-A share investments of the Fund and apply all or part of such realisation proceeds to satisfy redemption requests.

(ii)                Conditions to the One-off Redemption Offer

The One-off Redemption Offer will be conditional only upon obtaining the Independent Unitholders’ approval by way of the Extraordinary Resolution at the General Meeting to approve the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed (so as to effect the One-off Redemption Offer and the Change of Investment Objective and Policies and conform to the Code’s requirements). The above condition to the One-off Redemption Offer may not be waived.

If either the Change of Investment Objective and Policies, the One-off Redemption Offer or the amendments to the Trust Deed by the Supplemental Trust Deed is not approved by the Independent Unitholders, the One-off Redemption Offer will not be made to the Unitholders.

The One-off Redemption Offer will not be lasped or conditional on any minimum number of redemption applications made by the Unitholders.

4.                              Reasons for the One-off Redemption Offer

The Manager considers the One-off Redemption Offer is beneficial to the Independent Unitholders in the following aspects:

(i)                              The One-off Redemption Offer provides the Independent Unitholders an option to exit a substantial part (or, in certain circumstances, the whole) of their investments in the Fund at the net asset value of the Units being redeemed on the Value Day (subject to the Redemption Levy). Given the fact that the Fund has been trading at a discount to its net asset value since October 2007, an opportunity to redeem at the net asset value is in our view advantageous to the Independent Unitholders.

Set out below is a chart showing the discount or premium of the Fund’s market price on the Stock Exchange to its monthly net asset value per Unit since it was listed in July 2007:

Price-to-net asset value discount/premium

Source: Bloomberg

As shown in the chart above, the Fund has in recent years traded at a discount to its net asset value. After the release of the announcement in relation to the Change of Investment Objective and Policies and the One-off Redemption Offer on 7 December 2011, the price-to-net asset value discount of the Fund improved from approximately 26.4% on 7 December 2011 to approximately 21.1% on 8 December 2011 and further to a minimum of approximately 9.9% on 25 June 2012.

The Fund has been trading at a daily average discount of approximately 18.1% and 16.3% to its net asset value during the calendar year 2011 and during the six months ended 30 June 2012, respectively. The Manager believes that the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed through the Supplemental Trust Deed may potentially narrow such discount while allowing the Independent Unitholders to realise certain Units at the net asset value of the Units being redeemed as at the Value Day; and

(ii)                  The One-off Redemption Offer provides an alternative to the Independent Unitholders to diversify their portfolios after the proposed Change of Investment Objective and Policies is in place. Under the revised investment objective and policies of the Fund (which is subject to the Independent Unitholders’ approval at the General Meeting), the Fund will realise certain non-A share investments and apply such realisation proceeds to satisfy the redemption requests of the Unitholders pursuant to the One-off Redemption Offer (which is subject to the Independent Unitholders’ approval at the General Meeting and is also conditional on the approval of the Change of Investment Objective and Policies and the amendments to the Trust Deed by the Supplemental Trust Deed). Any remaining realisation proceeds will be invested to gain exposure to A share investments. For Independent Unitholders who would like to maintain or gain more exposure to non-A share investments such as B shares, H shares and shares issued by red chip companies, the One-off Redemption Offer gives them an opportunity to have a part (or, in certain circumstances, the whole) of their Units redeemed at the net asset value and to use such redemption proceeds to invest in securities which they consider appropriate for their investment objectives.

5.                              Risk associated with the One-off Redemption Offer

Set out below are the principal risks associated with the One-Off Redemption Offer which we have considered during our assessment of the fairness and reasonableness of the One-off Redemption Offer:

(i)                    The net asset value at which the eligible Units are redeemed

Under the One-off Redemption Offer, the eligible Units will be redeemed at the net asset value on the Value Day. The net asset value per Unit of the Fund on the Value Day cannot be calculated as at the Latest Practicable Date. The net asset value per Unit of the Fund on the Value Day may possibly be lower than the then market price of the Fund on the Stock Exchange, although this has not been the case historically except for a short period just after the Fund’s launch in 2007.

(ii)                The actual number of Units eventually redeemed

A Unitholder may not be able to redeem all the Units he or she applies to redeem under the One-off Redemption Offer. As stated in the section headed “Principal terms and conditions of the One-off Redemption Offer” above, in the event that the total number of Units for which applications are made under the One-off Redemption Offer exceeds 40% of the outstanding number of Units as at the Lodgement Date, the number of Units the Unitholders can eventually redeem will be reduced proportionally based on the number of Units they have validly applied to redeem, rounded down to the nearest whole Unit.

(iii)            Existence of odd lot Units

Any Units held by the Unitholders that are not successfully redeemed under the One-off Redemption Offer may be in odd lots, the realisable price of which may be significantly lower than the traded price of such Units on the market.

6.                              Evaluation of the principal terms of the One-off Redemption Offer

(i)                    Percentage of the Fund’s net asset value to be redeemed

Under the One-off Redemption Offer, there is no minimum number of Units which a Unitholder can apply to redeem. A Unitholder may apply to redeem the whole or a part of his or her holding of Units. Redemption applications with respect to Units that are in excess of his or her holdings will be disregarded by the Manager. However, the total number of Units to be redeemed by the Fund shall not exceed 40% of the total outstanding number of Units as at the Lodgement Date.

The limit of 40% of the Fund’s net asset value to be redeemed has been determined by the Manager with reference to the percentage holding of the Fund in non-A share investments (excluding cash) as at 30 September 2011 which was approximately 46.8%. Such investments will be substantially disposed of as a result of the Change of Investment Objective and Policies. Taking into account (i) the monthly average percentage holding of the Fund in non-A share investments (excluding cash) of approximately 49.6% from September 2011 to May 2012, and (ii) the fact that the Fund may invest in such non-A investments as B shares, H shares and shares issued by red chip companies up to 10% of its net asset value in the event that appropriate A share investments are not available, we consider the 40% limit reasonable.

(ii)                Redemption price

Under the One-off Redemption Offer, each Unit will be redeemed at the net asset value per Unit of the Fund on the Value Day, subject to the Redemption Levy (as discussed in more detail below). The net asset value per Unit is arrived at by valuing the assets of the Fund, deducting the liabilities of the Fund and dividing the net assets by the number of Units in issue. Since the net asset value per Unit is the maximum amount the Unitholders are entitled to and can receive from the Fund in the event that the Fund divests all of its investments and distributes all of the proceeds to the Unitholders, we consider the basis of the redemption price fair and reasonable.

(iii)            Maximum redemption levy

Under the One-off Redemption Offer, the Manager will pay the Unitholders the net asset value of the eligible Units to be redeemed on the Value Day less a redemption levy of up to 2% of the redemption price. The Redemption Levy, which will be deducted from the redemption price, incorporates explicit transaction costs (e.g. commission and stamp duty) and implicit costs (i.e. market impacts of implementation) incurred in the sale of the underlying investments of the Fund, and will be retained for the benefit of the Fund. Market impacts of implementation are indirect costs resulting from price slippage when orders are executed as there may be a difference between the execution price and the price at the time of order creation.

AsianInvestor has ranked top 100 fund management companies in terms of asset under management (“AUM”) sourced from Asian Pacific as at 30 September 2011. Among the top 30 fund management companies, we identified nine fund management companies which have launched umbrella funds, consisting of sub-funds investing in China-related securities, for retail sales in Hong Kong, and reviewed their prospectuses. Out of these nine fund management companies, six will charge a maximum redemption levy ranging from 2% to 5%, two will charge a redemption levy ranging from 0% to 4% (subject to the length of holding) and one does not charge any redemption levy at all. As total AUM of the top 30 fund management companies ranked by AsianInvestor has accounted for approximately 73.4% of that of the top 100 fund management companies, and a majority of the top 30 fund management companies (which have launched sub-funds investing in China-related securities for retail sales in Hong Kong) will charge a maximum redemption levy with a range from 2% to 5%, we consider the Redemption Levy acceptable from the point of view of the Independent Unitholders, and that the Redemption Levy is charged in accordance with the market practice.

DISCUSSION AND ANALYSIS

In summary, the One-off Redemption Offer is expected to bring the following benefits to the Independent Unitholders:

(i)                             the One-off Redemption Offer provides the Independent Unitholders an option to exit a substantial part (or, in certain circumstances, the whole) of their investments in the Fund and to realise Units at the net asset value of the Units being redeemed. We consider this advantageous to the Independent Unitholders, given that the Fund has been trading at a significant discount to its net asset value since October 2007;

(ii)                          the One-off Redemption Offer allows the Independent Unitholders to apply the redemption proceeds in purchasing securities which they consider appropriate. On the other hand, should the Change of Investment Objective and Policies be acceptable to the Independent Unitholders, the Independent Unitholders can choose not to exercise the right under the One-off Redemption Offer and allow the Manager to invest for them; and

(iii)                       the redemption price represents the maximum amount the Independent Unitholders are entitled to and can receive from the Fund in the case of redemptions.

Taking into account the above factors, we consider it is in the interest of the Independent Unitholders to approve and, if the Independent Unitholders intend to exit, to accept the One-off Redemption Offer.

RECOMMENDATION

Taking into account the above principal factors and reasons, we consider that the terms of the One-off Redemption Offer are fair and reasonable so far as the Independent Unitholders are concerned, and are in the interest of the Independent Unitholders as a whole. Accordingly, we recommend the Independent Unitholders to vote in favour of the Extraordinary Resolution to be proposed at the General Meeting to approve, among other things, the One-off Redemption Offer and to accept the One-off Redemption Offer. However, our advice is subject to the following considerations.

If the Independent Unitholders consider the Change of Investment Objective and Policies appropriate for their own investment objectives and willingness to assume risk, they should choose not to accept the One-off Redemption Offer and allow the Manager to invest for them.

On the contrary, if the Independent Unitholders consider the Change of Investment Objective and Policies inappropriate for their own investment objectives and willingness to assume risk, or if they would like to maintain or gain more exposure to non-A share investments such as B shares, H shares and shares issued by red chip companies, they should consider accepting the One-off Redemption Offer and using such redemption proceeds to invest in securities which they consider appropriate for their own individual circumstances.

Yours faithfully,
for and on behalf of
SOMERLEY LIMITED

Martin Sabine	David Ching
Chairman	Director

APPENDIX 1	EXPLANATORY STATEMENT

This Appendix 1 serves as an explanatory statement to provide Unitholders with relevant information to enable you to make an informed decision whether to vote for or against the resolutions to approve the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed.

Defined terms used in this Explanatory Statement have the same meanings given to them in the circular to Unitholders of the Fund dated 20 July 2012 and also the Trust Deed.

1.                              CHANGE OF INVESTMENT OBJECTIVE AND POLICIES

1.1                        Subject to the passing of the proposed resolutions for the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed in the General Meeting, the investment objective of the Fund will be changed to the following with effect from the Business Day immediately follow the Redemption Day, which is anticipated to be 6 September 2012.

1.2                        Currently, the investment objective of the Fund is to achieve long-term capital growth by investing primarily in listed companies established or operating in the PRC or listed companies that are positioned to benefit from the strong economic growth potential and promising investment opportunities in the PRC, including but not limited to A shares, B shares, H shares and shares issued by red chip companies and other companies which carry out a significant proportion of their business activities in the PRC.

The Fund seeks long-term capital growth through a diversified portfolio of investments in equity of and securities relating to Chinese companies or companies deriving a significant proportion of their revenue from operations in China across different industries. The Fund may invest in (i) shares and securities linked to the shares of China related companies listed or quoted in China, Hong Kong and other jurisdictions; (ii) companies which carry out a preponderant part of their economic activities in the PRC and shares of red chip companies; and (iii) in other permissible investments or securities that are allowed under the Trust Deed, including but not limited to such other investments as allowed under the qualified foreign institutional investor regime in the PRC. The underlying investment of the Fund may include but will not be limited to, A shares and B shares (and such other securities as may be available) listed on the stock exchanges in the PRC, H shares and shares of red chip companies listed on the Stock Exchange. On an ancillary basis, the Fund may acquire CAAPs as if these were the relevant A shares or portfolios of A shares.

1.3                        The Manager proposes a Change of Investment Objective and Policies as follows:

The investment objective of the Fund is to achieve long-term capital growth by investing primarily in A shares directly through the qualified foreign institutional investor investment quota of the Manager and indirectly through investment of (i) up to 40% of its net asset value in financial derivative instruments and securities linked to A shares (such as CAAPs (including A share participation certificates/notes and/or other access products issued by third party investment banks or brokers)) and (ii) up to 40% of its net asset value in ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares; provided that the Fund’s investment in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares will not exceed 50% in the aggregate of its net asset value.

The Manager may consider, amongst others, profitability, prospect, outlook, valuation and volatility of the relevant securities and markets, the availability of the investments, and the economic and political environment and development affecting the relevant securities and markets in its selection criteria of investments for the Fund.

The Fund will not invest more than 10% of its net asset value in CAAPs issued by a single issuer; and the Fund’s aggregate investment in CAAPs shall not be more than 40% of its net asset value.

There is no guarantee on the availability of the quantity of A shares and financial derivative instruments and securities linked to A shares that are appropriate for the Fund. In the event that such A share investments are not available, the Fund may also invest up to 10% of its net asset value in other permissible investments or securities that are permitted under the Trust

Deed, including but not limited to B shares, H shares, shares issued by red chips companies and such other investments as allowed under the qualified foreign institutional investor regime in the PRC.

The Fund may also invest in cash and cash equivalents on an ancillary basis.

Other than CAAPs, the Fund will not invest in or use financial derivative instruments other than for hedging purposes only.

The investment portfolio of the Fund will be more concentrated in A shares and financial derivative instruments and securities linked to A shares of listed companies in the PRC subsequent to the Change of Investment Objective and Policies. Unitholders should refer to the section headed “Initial Investment Distribution” above for the illustrative asset allocation and paragraph (v) of sub-clause 2.19 below for the risk with respect to investments in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares. Independent Unitholders should carefully consider the risk factors described in the Offering Circular before exercising their votes to approve the resolution with respect to the Change of Investment Objective and Policies.

1.4                        Subject to the passing of the proposed resolutions for the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed, the Offering Circular shall be amended and/or supplemented.

1.5                        The Manager believes that the Change of Investment Objective and Policies to invest primarily in A shares and/or its related products will provide a better and clearer investment proposition for investors. By clearly positioning the Fund as an A shares dominated investment, potential investors have better visibility on its risks and exposures, making it more appealing to investors as one of the few products available for those investors who are bullish on A shares.

1.6                        The Manager believes that the Change of Investment Objective and Policies is in the best interests of the Fund and the Unitholders as a whole.

2.                              ONE-OFF REDEMPTION OFFER

Units in Issue

2.1                        As at the Latest Practicable Date, the aggregate of Units outstanding is 349,687,000 Units. Subject to the passing of the proposed resolutions for the Change of Investment Objective and Policies and the amendments to the Trust Deed by the Supplemental Trust Deed, the Manager also wishes to offer the One-off Redemption Offer for cash and proposes to seek approvals of the Independent Unitholders by way of the Extraordinary Resolution at the General Meeting on the One-off Redemption Offer. Pursuant to the One-off Redemption Offer, Unitholders will be entitled to apply to redeem the whole or a part of their Units subject to the Trust Deed and the following provisions and a redemption request form will be despatched to all Unitholders.

Procedures

2.2                        On receipt by the Registrar of a redemption request from a Unitholder which complies with the requirements of sub-clause 2.4, the Manager shall, subject to sub-clauses 2.9 and 2.10, effect the redemption of the Units specified in the redemption request at the redemption price, less the Redemption Levy, as determined under sub-clause 2.5. Such Redemption Levy is to be retained by the Fund for its own benefit.

2.3                        A redemption request complying with the requirements of sub-clause 2.4 shall be dealt with only at the close of the last market of the underlying investments of the Fund (the “Valuation Point”) on the Value Day in relation to the Redemption Day on which the redemption is to be effected. In order for a redemption request to be effected on the Value Day, the redemption request together with such Unitholder’s certificate of Units must be received by the Registrar not later than 4:30 p.m. (Hong Kong time) on the Lodgement Date; provided that the Unitholders are only entitled to make a redemption request under the One-off Redemption Offer with respect to the Units they hold as of the Lodgement Date. No further action shall be required from the Unitholders that elect to continue to hold onto the entire holdings of Units in the Fund. Unitholders that have lost the certificates representing their Units should contact the Registrar and follow the procedure as required by the Registrar.

2.4                        To be effective a redemption request must be given in writing signed by the Unitholder or any one of joint Unitholders and must specify the number of Units that are to be realised, the name or names of the Unitholder or Unitholders together with the relevant certificate(s) and/ or transfer receipt(s) and/or any other document(s) of title (and/or any satisfactory indemnity or indemnities required in respect thereof). A redemption request once given cannot be revoked without the consent of the Manager.

No acknowledgement of receipt of any redemption request form or certificates(s) of Units will be given. Only one redemption request form may be submitted by each Unitholder to the Registrar. Acceptances duly received will become irrevocable and cannot be withdrawn after the Offer has been declared unconditional.

Regardless of whether Unitholders decide to accept or not accept the One-off Redemption Offer, they should not submit their certificate(s) of Units to the Registrar before 22 August 2012. Any certificate(s) of Units received prior to 22 August 2012 may not be treated as application for the One-off Redemption Offer and all such unaccepted certificate(s) will be returned to the Unitholders (by ordinary post, at that Unitholder’s own risk) as soon as practicable and in any event, no later than 7 Business Days from the date of receipt. Once the One-off Redemption Offer has become unconditional, Unitholders may resubmit their certificate(s) of Units to the Registrar before the Lodgement Date if they would like to make a redemption request under the One-off Redemption Offer with respect to the Units they hold as of the Lodgement Date.

If the One-off Redemption Offer does not become unconditional, any certificate of Units received by the Registrar will be returned and/or sent to the relevant Unitholder (by ordinary post, at that Unitholder’s own risk) within 10 days from the date of the General Meeting. The Fund will make an announcement of the results of the General Meeting by 7:00 p.m. on 21 August 2012.

Redemption Price and Payment of Proceeds

2.5                        The price per Unit shall be realised on the Value Day at the redemption price (that is, the net asset value per Unit as at the Value Day) less the Redemption Levy in accordance with the Trust Deed. Costs and expenses with respect to the realisation of the assets of the Fund, namely, commission, stamp duty, transaction cost and total market impact of implementation (i.e. the price difference during the order implementation between the execution price and the price at the time of valuation) will be offset against the Redemption Levy. The Redemption Levy which is up to 2% of the net asset value of the Units being redeemed (i.e. the redemption price) will be deducted from the redemption price and will be retained by the Fund for the benefit of the Fund. The actual level of the Redemption Levy will be determined by the Manager according to the Manager’s estimation of the above-mentioned commission, stamp duty, transaction cost and total market impact of implementation on the Redemption Day. Each redeeming Unitholder will bear the same percentage of Redemption Levy, namely, the same percentage of the net asset value of the Units being redeemed. The Redemption Levy will be announced together with the net asset value of the Fund as of the Value Day by 5:00 pm on 6 September 2012.

2.6                       Any amount payable to a Unitholder in respect of the realisation of Units shall be paid as soon as practicable in any event no later than 10 days following the Lodgement Date. Such amount shall be paid in accordance with and subject to the provisions of this clause 2.

2.7                        Redemption proceeds will not be paid to any redeeming Unitholder until:

(a)                         a valid original redemption request has been received by or on behalf of the Manager or, if relevant, the Trustee; and

(b)                         the signature of the Unitholder (or each joint Unitholder) has been verified to the satisfaction of the Manager or its agent or, if relevant, the Trustee.

Redemption proceeds will be paid in Hong Kong dollars by cheque by ordinary post at the Unitholder’s risk.

2.8                        Where Units are to be realised on any Redemption Day the Manager shall proceed to effect any sales necessary to provide the cash required to meet the redemption request. Where the Manager (or its agent) has effected or will effect the redemption, the Manager (or its agent) shall provide the instruction to the Trustee that the Units are to be realised and cancelled in accordance with the provisions of this clause 2 and in such event the Fund shall be reduced by the cancellation of the said Units. Where the Trustee will effect the redemption, the Trustee shall promptly notify the Manager that the Units are to be realised and cancelled in accordance with the provisions of this clause 2 so that the Manager has sufficient time to effect any sales necessary to provide the cash required to meet the redemption request. The Trustee shall pay to the Unitholder, at the direction of the Manager, out of the Fund in respect of the cancellation of the Units the redemption price thereof less any deductions which the Manager, pursuant to any discretion hereunder, directs the Trustee to make or, if agreed, pay to the Manager out of the Fund the redemption price and the Manager shall (subject as otherwise provided in the Trust Deed) pay over the same to the Unitholder. The Trustee may only effect redemptions of Units if so agreed with the Manager and on the terms for the time being approved by the Manager, provided always that the Trustee shall at all times comply with the terms of the Offering Circular in connection therewith.

Limits and suspension of Redemption

2.9                        The Manager shall, for the Fund as a whole, limit the total number of Units which Unitholders are entitled to redeem on the Redemption Day to be no more than 40% of the total outstanding Units as at the Lodgement Date, such limitation to be applied pro rata to all Unitholders of Units who have validly requested realisations to be effected on or as at the Value Day so that the proportion realised of each holding so requested to be realised is the same for all such Unitholders, rounded down to the nearest whole Unit. Any application for redemption of Units which, by virtue of the powers conferred on the Manager hereby, are not realised on the Redemption Day shall be void and the certificates representing such Units shall be returned to Unitholders.

Unitholders should note that there is no limit on the number of Units which a Unitholder can apply to redeem under the One-off Redemption Offer, however, a Unitholder may not apply to redeem more Units than such Unitholder holds as at the Lodgement Date. A Unitholder may apply to redeem the whole or a part of his or her holding of Units. However, the total number of Units to be redeemed by the Fund shall not exceed 40% of the total outstanding number of Units as at the Lodgement Date.

2.10                 The Manager may suspend the right of the Unitholders to require the redemption of Units of the Fund on the Redemption Day under this paragraph and may accordingly delay the Value Day and the payment of any moneys in respect of any such realisation so suspended in the event that:

(A)                    when either the China or the Hong Kong market is closed;

(B)                    when dealings in the China or the Hong Kong market is restricted or suspended; and/or

(C)                    during the existence of any state of affairs as a result of which disposal or valuation of some or all investments or other property for the time being comprised in the Fund cannot, in the opinion of the Manager, be effected normally or without seriously prejudicing the interests of Unitholders.

Such suspension (which expression shall include the right to delay payment) shall take effect upon the declaration thereof by the Manager and thereafter there shall be no realisation of Units and/or payment of moneys in respect of any such redemption until the Manager shall declare the suspension at an end, except that the suspension shall terminate on which (a) the condition giving rise to the suspension shall have ceased to exist and (b) no other condition under which suspension is authorized under this paragraph shall exist. The Manager’s declaration pursuant to this paragraph shall be consistent with such current rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by any authority having jurisdiction over the Fund (including but not limited to the Code) and subject to that it shall be conclusive. The Trustee shall, subject to and in accordance with the provisions of the Trust Deed, realise Units in respect of which it or any of its authorized agents has received a redemption request and effect redemption of such Units on the Value Day next following the termination of such suspension.

Any suspension and consequential change of the Redemption Day will be published immediately following such decision and at least once a month during the period of suspension on the website of the Stock Exchange at www.hkexnews.hk or the Fund’s website at www.assetmanagement.hsbc.com/hk-chinadragonfund.

Overseas Unitholders

2.11                 Based on the register of Unitholders as at the Latest Practicable Date, there were Unitholders with registered addresses in three jurisdictions outside Hong Kong. The Fund has made enquiries regarding the legal restrictions under the applicable securities legislation of the relevant jurisdictions and the requirements of the relevant regulatory body or stock exchange with respect to the One-off Redemption Offer in relation to such Overseas Unitholders.

The Fund has obtained advice from legal advisers in Macau and Australia that no local regulatory compliance is required to be made in that jurisdiction for the Fund in extending the One-off Redemption Offer to the Unitholders who resided in those jurisdictions.

The Fund has sought legal advice from legal advisers in the United States (US). Based on that advice, the extension of the One-off Redemption Offer to a Unitholder residing in the US may constitute a tender offer in the US. To avoid the full US Securities and Exchange Commission tender offer regulatory requirements, the Fund may either exclude the Unitholders residing in the US or include such Unitholders in accordance with the relevant exemptions under the US tender offer rules that are available to the Fund.

Accordingly, the Fund will avail itself of such exemption and extend the One-off Redemption Offer to all the Overseas Unitholders.

All Overseas Unitholders that are Independent Unitholders (i) are entitled to receive a circular and a notice of general meeting and to attend and vote at the General Meeting, whether in person or by proxy and (ii) will be offered the One-off Redemption Offer.

As the One-off Redemption Offer may be affected by foreign laws, the Overseas Unitholders should inform themselves about and observe any applicable legal requirements.

It is the responsibility of each Overseas Unitholder who wishes to submit the redemption request to satisfy himself or herself as to the full observance of the laws of the relevant jurisdiction in that connection, including obtaining any governmental or other consents which may be required or the compliance with other necessary formalities or legal requirements.

Nominee Holdings

2.12                 If the certificates of Units in respect of a Unitholder’s Units are in the name of a nominee company or some name other than his/her own, and such Unitholder wishes to accept the One-off Redemption Offer (either in full or in respect of part of his holding(s) of Units), he/she must either:

(i)                             instruct the nominee company, or other nominee to accept the Offer on his/her behalf and requesting it to deliver the redemption request form duly completed together with the certificate(s) of Units to the Registrar, within such deadline (which may be earlier than the deadline specified under the One-off Redemption Offer) as may be stipulated by the nominee; or

(ii)                          arrange for the Units to be registered in his/her name by the Fund through the Registrar, and send the redemption request form duly completed together with the certificate(s) of Units to the Registrar; or

(iii)                       where his/her Units have been maintained with his/her licensed securities dealer/ custodian bank through CCASS, instruct his/her licensed securities dealer/custodian bank to authorize HKSCC Nominees Limited to accept the One-off Redemption Offer on his/her behalf on or before the deadline set by HKSCC Nominees Limited. In order to meet the deadline set by HKSCC Nominees Limited, that Unitholder should check with his/her broker/custodian bank for the timing on processing of his instruction, and submit such instruction to his broker/custodian bank as required by them; or

(iv)                      if that Unitholder’s Units have been lodged with his/her Investor Participant Account with CCASS, authorize his/her instruction via the CCASS Phone System or CCASS Internet System on or before the deadline set by HKSCC Nominees Limited.

Unitholders with such a nominee holding of Units should ensure that they undertake the above applicable course of action promptly so as to allow their nominee(s) sufficient time to complete the acceptance procedure on their behalf by the Lodgement Date.

Transfer of Units

2.13                 If a Unitholder has lodged transfer(s) of Units for registration in his/her name and has not yet received the certificate(s) of Units and wishes to accept the One-off Redemption Offer, he/she should nevertheless complete the redemption request form and deliver it to the Registrar together with the transfer receipt(s) duly signed by him/her. Such action will be deemed to be an authority to the Manager or its agent(s) to collect from the Manager or the Registrar on his/her behalf the relevant certificate(s) of Units when issued and to deliver such certificate(s) of Units, subject to the terms of the One-off Redemption Offer, as if it/they was/were delivered to the Registrar with the redemption request form.

Lost Certificates

2.14                 With respect to lost or unavailable certificate(s) of Units, if the certificate(s) of Units is/are not readily available and/or is/are lost and a Unitholder wishes to accept the One-off Redemption Offer, the redemption request form should nevertheless be completed and delivered to the Registrar so as to reach the Registrar not later than the Lodgement Date and the certificate(s) of Units should be forwarded to the Registrar as soon as possible thereafter and in any event before the Lodgement Date.

Acceptances of the One-off Redemption Offer may, at the discretion of the Manager, be treated as valid even if not accompanied by the certificate(s) of Units but, in such cases, the cash consideration due will not be despatched until the relevant certificate(s) of Units has/have been received by the Registrar.

If a Unitholder has lost his/her certificate(s) of Units, he/she should write to the Registrar and request a letter of indemnity in respect of the lost certificate(s) of Units (as the case may be) which, when completed in accordance with the instructions given, should be returned, together with the redemption request form and the certificate(s) of Units which are available, to the Registrar either by post or by hand, so to arrive not later than the Lodgement Date.

In such cases, the Unitholder will be informed of the fees payable to the Registrar for which he/she will be responsible.

Replacement of Redemption Request Form

2.15                 If a Unitholder has lost the redemption request form or such original has become unusable, and requires a replacement of such form, he/she should write to the Registrar or visit the Registrar at its office and request an additional redemption request form for completion by such Unitholder.

Alternatively, he/she could download it from the website of the Stock Exchange at www.hkexnews.hk or the Fund’s website at www.assetmanagement.hsbc.com/hk-chinadragonfund.

New Unitholders

2.16                 With respect to any new Unitholder, a new Unitholder may collect a copy of this circular, with the form of proxy and a blank redemption request form from the Registrar during business hours between 22 August 2012 to the Lodgement Date, both days inclusive. Such Unitholder may also contact the Registrar and request a copy of this circular, the form of proxy and a blank redemption request form (as appropriate) to be sent to his/her registered address as recorded in the register of Unitholders.

Professional Advice

2.17                 Unitholders should consult their professional advisers on the consequences to them of redeeming Units under the relevant laws of the jurisdictions to which they are subject, including the tax consequences and any exchange control requirements. These consequences, including the availability of, and the value of, tax relief to investors, will vary with the law and practice of the investors’ country of citizenship, residence, domicile or incorporation and their personal circumstances.

Unitholders should refer to the section headed “Taxation” on page 13 of the Letter from the Manager in this circular for additional information on taxation.

Effect of Acceptance of the Redemption Offer

2.18     (a)                           All communications, notices, redemption request form(s), certificates of Units, transfer receipts, other documents of title or indemnity and remittances to settle the consideration payable under the One-off Redemption Offer to be delivered by or sent to or from the Unitholders will be delivered by or sent to or from them, or their designated agents, at their own risk, and none of the Fund, the Manager nor the Registrar or any of their respective agents accepts any liability for any loss in postage or any other liabilities that may arise as a result.

(b)                         The provisions set out in the redemption request form form part of the terms of the One-off Redemption Offer.

(c)                          The accidental omission to dispatch this circular and/or the redemption request form or any of them to any person to whom the One-off Redemption Offer is made will not invalidate the One-off Redemption Offer in any way.

(d)                         The One-off Redemption Offer and all acceptances will be governed by and constructed in accordance with the laws of Hong Kong.

(e)                          Due execution of the One-off Redemption Offer will constitute an authority to the Fund, the Manager or such person or persons as the Fund or the Manager may direct to complete and execute any document on behalf of the person accepting the One-off Redemption Offer and to do any other act that may be necessary or expedient for the purposes of vesting in the Fund, the Manager or such person or persons as it may direct the Units, in respect of which such person has accepted the One-off Redemption Offer.

(f)                           Acceptance of the One-off Redemption Offer by any person will be deemed to constitute a warranty by such person to the Fund and the Manager that its redemption of Units on its own account or on behalf of its customer, will not breach any relevant law or regulation; and the redeeming Unitholder represents and warrants to the Fund that all Units which the redeeming Unitholder redeeming shall be sold free from all liens, charges, encumbrances, equitable interests, rights of pre-emption or other third party rights of any nature and together with all rights attaching thereto on or after the Latest Practicable Date (including the right to all dividends and distributions (if any) declared, made or paid on or after the Latest Practicable Date) or obligation to create or to give an encumbrance in relation to any of such Units and that no person has claimed to be entitled to an encumbrance in relation to any such Units.

(g)                          Acceptance of the One-off Redemption by any person who is an Overseas Unitholder will be deemed to constitute a warranty by such person to the Fund and the Manager that he, she or it has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other consents, complied with all necessary formalities or legal requirements and paid any transfer or other taxes or other required payments due from him, her or it in connection with such acceptance in any jurisdiction, that he, she or it has not taken or omitted to take any action which will or may result in the Fund, the Manager or any other person acting in breach of the legal or regulatory requirements of any jurisdiction in connection with the One-off Redemption Offer or his, her, its acceptance thereof, and is permitted under all applicable laws to receive and accept the One-off Redemption Offer, and any revision thereof, and that such acceptance is valid and binding in accordance with all applicable laws.

(h)                         Acceptance of the One-off Redemption Offer by any nominee will be deemed to constitute a warranty by such nominee to the Fund and the Manager that the number of Units in respect of which it is indicated in the redemption request form is the aggregate number of Units held by such nominee for such beneficial owner who is accepting the One-off Redemption Offer.

(i)                             Reference to the One-off Redemption Offer in this circular and the redemption request form shall include any extension or revision thereof.

(j)                            If the number of Units to be redeemed is not indicated on the redemption request form given or is not indicated in a legible manner, the relevant Unitholder shall be deemed to have accepted the One-off Redemption Offer in regard to such number of Units as supported by the certificate(s) of Units given.

(k)                         If the number of Units to be redeemed as indicated on the redemption request form given is greater than the number of Units as supported by the certificate(s) of Units given, the relevant Unitholder shall be deemed to have accepted the One-off Redemption Offer in regard to such number of Units as supported by the certificate(s) of Units given.

Unitholders’ considerations

2.19                 The Manager believes that the One-off Redemption Offer is in the best interests of the Fund and the Unitholders as a whole. The Fund has been trading at an average discount of 18.9% to its net asset value over the past twelve months, the Manager believes that the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed may potentially narrow such discount. However, there is no assurance that the Fund will be traded at a price that is equal to or at a reduced discount to its net asset value subsequent to the effecting of the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed or that the performance of the Fund will be improved or enhanced thereafter.

Unitholders should carefully consider the risk factors described in the Offering Circular and below before deciding on whether to apply for redemption of their Units under the One-off Redemption Offer:

(i)                             under the One-off Redemption Offer, the net asset value at which the eligible Units will be redeemed shall be determined using the relevant market closing price of the underlying investments of the Fund and the Fund’s applicable operating expenses accrued or incurred to date on the Value Day, and subject to the Redemption Levy and the relevant calculation method, shall be announced by the Manager no later than two Business Days after the Value Day. The Manager expects to pay the redemption proceeds, less the Redemption Levy, with respect to the eligible Units being redeemed to the Unitholders no later than 10 Business Days after the Value Day. The Redemption Levy is to be retained by the Fund for the benefit of the Fund;

(ii)                          as the total number of Units to be redeemed by the Fund shall not exceed 40% of the total outstanding number of Units as a whole as at the Lodgement Date, a Unitholder may not be able to redeem all the Units he or she applies to redeem under the One-off Redemption Offer regardless of whether he or she applies to redeem more or less than 40% of the Units he or she owns at the Lodgement Date.

In the event that the aggregate number of Units for which applications to redeem are made under the One-off Redemption Offer exceeds 40% of the outstanding number of Units as at the Lodgement Date, the Manager shall apply the relevant realisation proceeds to satisfy the redemption requests of Unitholders wishing to redeem their Units on a pro rata basis based on the number of Units the Unitholders have validly applied to redeem, rounded down to the nearest whole Unit. Unitholders should refer to the section headed “Limits on the One-off Redemption Offer” above for details;

(iii)                       any Units held by Unitholders that are not successfully redeemed under the One-off Redemption Offer may be in odd lots. The realisable price of such odd lot Units may be significantly lower than the traded price for such Units;

(iv)                      all documents and remittances will be sent to the Unitholders through ordinary post at their own risk. These documents and remittances will be sent to the Unitholders at their respective addresses as they appear in the register of Unitholders, and in the case of joint Unitholders, to the Unitholder whose name appears first in the register of Unitholders; and

(v)                         investments in CAAPs and ETFs (synthetic ETFs) authorised by the SFC with exposure to A shares which use synthetic instruments to gain exposure to A shares are subject to additional risks.

CAAPs may not be listed and are subject to the terms and conditions imposed by its issuer. These terms may lead to delays in implementing the Manager’s investment strategy. Investment in CAAPs can be illiquid as there may not be an active market in the CAAPs. In order to liquidate investments, the Fund relies upon the counterparty issuing the CAAPs to quote a price to unwind any part of such CAAPs.

An investment in a CAAP to gain exposure to A shares is not an investment directly in the underlying investments (such as shares) themselves. An investment in the CAAP to gain exposure to A shares neither entitles the holder of such instrument to the beneficial interest in the shares nor makes any claim against the company issuing the shares.

The Fund will be subject to the credit risk of the issuers of the CAAPs invested by the Fund. The Fund may suffer a loss if the issuers of the CAAPs becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties.

When the Fund invests in ETFs (synthetic ETFs) authorised by the SFC with exposure to A shares, such ETFs are subject to risks similar to those mentioned above when those ETFs are synthetic instruments using financial derivative instruments to achieve their investment objectives.

3.                              AMENDMENTS TO THE TRUST DEED BY THE SUPPLEMENTAL TRUST DEED

Subject to the passing of the proposed resolutions for the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed, the Trust Deed shall be amended and/or supplemented by the Supplemental Trust Deed:

(i)                              Clause 10 of the Trust Deed shall be deleted in its entirety and replaced with the following to provide the necessary mechanism as set out in paragraphs 2.1 to 2.10 above to effect such one-off redemption.

“10.          REDEMPTION OR REPURCHASE OF UNITS BY HOLDERS

10.1                 No Unitholder shall have any right to demand redemption of Units owned by him except as permitted under this clause 10.

10.2                 Subject to the approval from the Unitholders by way of an extraordinary resolution at a Unitholders’ general meeting and compliance with all applicable laws and regulations, the Manager may, at its discretion, offer a “one-off” right of redemption to the Unitholders and sub-clauses 10.3 to 10.11 shall apply in such circumstance. For the purposes of a redemption of Units pursuant to this clause 10, the Manager shall, with the approval of the Trustee, determine the Redemption Day on which such redemption may be effected (the “Voluntary Redemption Day”).

10.3                 On receipt by the Manager and/or, if the Manager and the Trustee so agree, the Trustee (and/or any person appointed by the Manager for such purpose) of a redemption request from a Unitholder which complies with the requirements of sub-clause 10.4, the Manager or, if the Manager and the Trustee have so agreed as aforesaid, the Trustee shall, subject to sub-clauses 10.10 and 10.11, effect the redemption of the Units specified in the redemption request at the Redemption Price on the Voluntary Redemption Day on which those Units are to be realised in accordance with the provisions of this paragraph.

A redemption request complying with the requirements of sub-clause 10.4 shall be dealt with only on the Voluntary Redemption Day. In order for a redemption request to be effected on the Voluntary Redemption Day, it must be received by the Manager (or its agent) or, if applicable, the Trustee or the Registrar not later than 4: 30 p.m. (Hong Kong time) of such number of Business Days before the Voluntary Redemption Day as determined by the Manager.

10.4                 To be effective a redemption request must be given in writing signed by the Unitholder or any one of joint Unitholders and must specify the number of Units that are to be realised, and the name or names of the Unitholder or Unitholders together with the relevant certificate(s) and/or transfer receipt(s) and/or any other document(s) of the title (and/or any satisfactory indemnity or indemnities required in respect thereof). Subject as hereinafter provided, a redemption request once given cannot be revoked without the consent of the Manager.

10.5                 The price per Unit shall be realised on the Voluntary Redemption Day at the Redemption Price per Unit as at the appropriate Valuation Day in relation to such Voluntary Redemption Day, less any redemption levy of up to 2% of the redemption proceeds which is to be retained by the Fund’s own benefit.

10.6                 Any amount payable to a Unitholder in respect of the realisation of Units shall be paid as soon as practicable in any event no later than such date as approved by the Commission. Such amount shall be paid in accordance with and subject to the provisions of this clause 10.

10.7                 Redemption proceeds will not be paid to any redeeming Unitholder until:

(a)                      a valid original redemption request has been received by or on behalf of the Manager or, if relevant, the Trustee; and

(b)                      the signature of the Unitholder (or each joint Unitholder) has been verified to the satisfaction of the Manager or its agent or, if relevant, the Trustee.

Where relevant account details have been provided, redemption proceeds will be paid in the Base Currency by cheque by ordinary post at the Unitholder’s risk.

10.8                 A Unitholder shall only be entitled to realise part of his holding of Units only if such realisation would not result in his holding fewer Units after such redemption than the Minimum Number or Value of Units.

10.9                 Where Units are to be realised on the Voluntary Redemption Day the Manager shall proceed to effect any sales necessary to provide the cash required to meet the redemption request. Where the Manager (or its agent) has effected or will effect the redemption, the Manager (or its agent) shall notify the Trustee that the Units are to be realised and cancelled in accordance with the provisions of this clause 10 and in such event the Trust shall be reduced by the cancellation of the said Units. Where the Trustee will effect the redemption, the Trustee shall promptly notify the Manager that the Units are to be realised and cancelled in accordance with the provisions of this clause 10 so that the Manager has sufficient time to effect any sales necessary to provide the cash required to meet the redemption request or to exercise its rights under clause 9. The Trustee shall (subject as otherwise provided in this Trust Deed) pay to the Unitholder, at the direction of the Manager, out of the relevant Trust Fund in respect of the cancellation of the Units the Redemption Price thereof less any deductions which the Manager, pursuant to any discretion hereunder, directs the Trustee to make or, if agreed, pay to the Manager out of the Trust Fund the Redemption Price and the Manager shall (subject as otherwise provided in this Deed) pay over the same to the Unitholder. The Trustee may only effect redemptions of Units if so agreed with the Manager and on the terms for the time being approved by the Manager, provided always that the Trustee shall at all times comply with the terms of the Offering Circular in connection therewith.

10.10          The Manager may at any time suspend the right of the Unitholders to require the redemption of Units on the Voluntary Redemption Day under this paragraph and may accordingly delay the Valuation Day and the payment of any moneys in respect of any such realisation so suspended in the event that:

(A)                      When relevant market closed

any period when any market on which a substantial part of the Investments or other property for the time being comprised in the Trust is quoted, listed or dealt in is closed;

(B)                      When dealings on market restricted or suspended

any period when dealings on any such market are restricted or suspended;

(C)                      When disposal cannot be effected normally or without seriously prejudicing the Unitholders’ interests during the existence of any state of affairs as a result of which disposal or valuation of some or all investments or other property for the time being comprised in the Trust cannot, in the opinion of the Manager, be effected normally or without seriously prejudicing the interests of Unitholders.

Such suspension (which expression shall include the aforesaid right to delay payment) shall take effect forthwith upon the declaration thereof by the Manager and thereafter there shall be no realisation of Units of the Trust and/or payment of moneys in respect of any such redemption until the Manager shall declare the suspension at an end, except that the suspension shall terminate in any event on the Dealing Day following the first Business Day on which (a) the condition giving rise to the suspension shall have ceased to exist and (b) no other condition under which suspension is authorized under this paragraph shall exist. Any declaration by the Manager pursuant to this paragraph shall be consistent with such current rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by any authority having jurisdiction over the Trust (including but not limited to the Code on Unit Trusts and Mutual Funds issued by the Commission) and subject to that it shall be conclusive. The Trustee shall, subject to and in accordance with the provisions of the Trust Deed, realise Units of the Trust in respect of which it or any of its authorized agents has received a redemption request as at the Business Day next following the termination of such suspension.

10.11          Subject to sub-clause 10.8, the Manager shall be entitled to limit the total number of Units which Unitholders are entitled to realise on the Voluntary Redemption Day to such number or percentage as the Manager may determine in any particular case of the total number of Units in issue (disregarding any Units which have been agreed to be issued), such limitation to be applied (subject as provided in the last sentence of this paragraph) pro rata to all Unitholders of Units who have validly requested realisations to be effected on or as at the Voluntary Redemption Day so that the proportion realised of each holding so requested to be realised is the same for all such Unitholders. Any application for redemption of Units which, by virtue of the powers conferred on the Manager hereby, are not realised on the Voluntary Redemption Day shall be void and certificates representing such Units shall be returned to Unitholders.”

(ii)                           In addition, Clause 19.3(a) shall be deleted in its entirety and replaced with the following:

“(a) all fees and expenses relating to any repurchase and/or redemption of Units,”

(iii)                       (a)               Clause 13.1.5 of the Trust Deed shall be deleted in its entirety and replaced with the following to conform to the SFC’s frequently asked questions on the Code and certain changes to the Code in relation to the restriction on the Fund’s investment in collective investment schemes:

“the Value of the Trust’s total holding of units or shares in Collective Investment Schemes which are non-recognized jurisdiction schemes (as permitted pursuant in the Code on Unit Trusts and Mutual Funds) and not authorised by the Commission would not in aggregate exceed 10% of the total Net Asset Value.

The Trust may invest in one or more underlying schemes which are either recognised jurisdiction schemes or schemes authorised by the Commission. The value of the Trust’s holding of units or shares in each such underlying scheme may not exceed 30% of its total Net Asset Value, unless the underlying scheme is authorised by the Commission, and the name and key investment information of the underlying scheme are disclosed in the Offering Memorandum.

In addition, each such underlying scheme’s objective may not be to invest primarily in any investment prohibited by Chapter 7 of the Code on Unit Trusts and Mutual Funds issued by the Commission, and where such scheme’s objective is to invest primarily in investments restricted by such chapter, such holdings may not be in contravention of the relevant limitation.

Where the Trust invests in any underlying scheme(s) managed by the Manager or its Connected Persons, all initial charges on the underlying scheme(s) must be waived.

The Manager may not obtain a rebate on any fees or charges levied by an underlying scheme or its management company.”

(b)                The following shall be inserted as sub-clause 13.1.8 of the Trust Deed:

“PROVIDED THAT exchange traded funds (“ETFs”) with the following characteristics (or such other characteristics that the Commission may determine from time to time) may be deemed as listed securities for the purposes of sub-clauses 13.1.1 and 13.1.2 and shall not be treated as collective investment schemes for the purposes of sub-clause 13.1.5:

a)                             ETFs that are listed and regularly traded on recognized stock exchanges open to the public (nominal listing not accepted); and the investment objective of the ETFs is to track a securities/commodities index or the performance of the ETF is linked with a securities/commodities index. Such index should be able to comply with the acceptability requirements as stipulated under Chapter 8.6(e) of the Code on Unit Trusts and Mutual Funds published by the Commission; and/or

b)                              all ETFs authorised by the Commission.”

c)                               The following shall be inserted as sub-clause 13.1.9 of the Trust Deed:

“The Fund will not invest more than 10% of its Net Asset Value in securities issued by or guaranteed by any single country with a credit rating below investment grade. For the avoidance of doubt, a “single country” shall include a country, its government, a public or local authority or nationalised industry of that country.”

Except as amended by the Supplemental Trust Deed, the Trust Deed shall continue in full force and effect.

The Manager believes that the proposed changes to the Trust Deed by the Supplemental Trust Deed is in the best interests of the Fund and the Unitholders as a whole. The Manager confirms that the above mentioned amendments have been notified to the Trustee and the Trustee does not have any objective thereto.

4.                              REPURCHASE OF UNITS

a.                               During the 12-month period immediately preceding the date of this circular, the Fund repurchased an aggregate of 4,885,500 Units with details as follows:

Date	Units	Highest Price	Lowest Price
		(HK$)	(HK$)

20 July 2011	162,500	8.03	7.98
21 July 2011	15,000	7.96	7.95
22 July 2011	33,000	8.10	8.00
25 July 2011	35,000	8.06	7.90
26 July 2011	82,500	8.02	7.96
27 July 2011	33,000	8.05	7.97
28 July 2011	6,000	8.03	8.03
29 July 2011	8,500	8.00	7.93
01 August 2011	70,000	8.10	8.01
02 August 2011	35,500	8.15	7.98
03 August 2011	89,000	7.98	7.82
04 August 2011	79,500	8.01	7.97
05 August 2011	135,500	7.61	7.51
08 August 2011	190,000	7.39	7.26
09 August 2011	174,000	7.08	6.70
10 August 2011	185,500	7.25	7.01
11 August 2011	54,500	7.15	7.00
12 August 2011	58,500	7.30	7.18
15 August 2011	109,000	7.50	7.28
16 August 2011	35,000	7.39	7.33
17 August 2011	30,500	7.36	7.31
18 August 2011	750,000	7.26	7.26
19 August 2011	69,000	7.07	7.03
22 August 2011	149,000	7.01	6.97
23 August 2011	48,500	7.00	6.91
24 August 2011	80,000	7.00	6.90
25 August 2011	37,500	7.00	6.95
26 August 2011	102,500	7.10	6.96
29 August 2011	62,500	7.10	7.08
30 August 2011	141,500	7.13	7.08
31 August 2011	32,000	7.11	7.08
01 September 2011	50,000	7.22	7.16
02 September 2011	65,000	7.10	7.03
05 September 2011	97,000	6.88	6.85
06 September 2011	60,500	6.83	6.76
07 September 2011	5,000	6.98	6.95

Date	Units	Highest Price	Lowest Price
		(HK$)	(HK$)

08 September 2011	12,000	6.94	6.89
09 September 2011	12,000	6.94	6.88
12 September 2011	188,000	6.69	6.59
14 September 2011	255,000	6.67	6.57
15 September 2011	20,500	6.70	6.60
16 September 2011	26,500	6.80	6.75
19 September 2011	5,000	6.68	6.65
20 September 2011	180,000	6.65	6.48
21 September 2011	29,000	6.50	6.41
22 September 2011	59,000	6.40	6.19
23 September 2011	137,500	6.05	5.74
26 September 2011	86,500	5.96	5.68
27 September 2011	52,000	5.85	5.71
28 September 2011	48,500	5.84	5.80
30 September 2011	62,500	5.86	5.78
03 October 2011	69,500	5.61	5.54
04 October 2011	116,000	5.42	5.35
06 October 2011	87,500	5.46	5.26
07 October 2011	25,000	5.55	5.50
10 October 2011	41,500	5.60	5.40
Total	4,885,500

b.                               There has been no repurchases of Units since 11 October 2011.

5.                              DISCLOSURE OF INTERESTS AND DEALINGS

(a)                        Directors’ interests and short positions in the Units and the underlying Units of the Fund

None of the Directors or, to the best of their knowledge, having made all reasonable enquiries, their associates, hold any Units.

(b)                        Substantial Unitholders’ interests in the Fund

As at the Latest Practicable Date, to the best of the Manager’s knowledge, having made all reasonable enquiries, the following person held 10% or more of the Units in issue:

			Approximate
			percentage of
		Number of	the number of
Name of Unitholder	Nature of Interest	Units held	Units in issue

City of London Investment Management Limited	Investment Manager	102,136,500	29.21%

Save as disclosed above, as at the Latest Practicable Date, there was no other person who held 10% or more of the voting rights of the Fund or were required to be disclosed by the Takeovers Code.

The intention of City of London Investment Management Limited as regards the acceptance of the One-off Redemption Offer cannot be determined. Assuming that (i) the One-off Redemption Offer is successful and the number of Units redeemed reaches the maximum number of units to be redeemed (being 40% of the total outstanding number of Units as at the Lodgement Date); (ii) the number of Units in issue as at the Latest Practicable Date remains unchanged until the completion of the One-off Redemption Offer; and (iii) City of London Investment Management Limited does not accept the One-off Redemption in respect of its Units and has not acquired or disposed any Units from the Latest Practicable Date to the completion of the One-off Redemption Offer, City of London Investment Management Limited will hold 102,136,500 Units, approximately 48.68% of the number of Units in issue on completion of the One-off Redemption Offer.

(c)                         Interests of the Fund and the Manager

Other than the entities set out in the following table, the Fund, the Manager and entities that are the Manager’s parent, the Manager’s subsidiaries, the Manager’s fellow subsidiaries, associated companies of any of the foregoing, and companies of which such companies are associated companies that (i) trade in the Units as discretionary fund managers and/or (ii) for proprietary purposes have confirmed that there has been no dealing in the Units in the six months immediately prior to the date of the circular. The Fund has no parent, subsidiary, fellow subsidiary and/or associated company.

			Buy /	Highest	Lowest
Date	Name of Entity	Units	Sell	Price	Price
				(HK$)	(HK$)

31 January 2012	The Hongkong and Shanghai Banking Corporation Limited	245,500	Buy	6.72	6.72

03 February 2012	The Hongkong and Shanghai Banking Corporation Limited	118,000	Buy	7.04	7.04

07 February 2012	The Hongkong and Shanghai Banking Corporation Limited	40,000	Sell	6.71	6.70

08 February 2012	The Hongkong and Shanghai Banking Corporation Limited	45,000	Sell	6.92	6.85

09 February 2012	The Hongkong and Shanghai Banking Corporation Limited	20,000	Sell	6.98	6.97

29 February 2012	The Hongkong and Shanghai Banking Corporation Limited	32,000	Sell	7.11	7.10

06 March 2012	The Hongkong and Shanghai Banking Corporation Limited	40,000	Buy	6.84	6.84

07 March 2012	The Hongkong and Shanghai Banking Corporation Limited	61,500	Buy	6.75	6.75

08 March 2012	The Hongkong and Shanghai Banking Corporation Limited	42,500	Buy	6.90	6.90

As at the date of this circular, none of the directors of the Manager and any entities that are the Manager’s parent, the Manager’s subsidiaries, the Manager’s fellow subsidiaries, associated companies of any of the foregoing, and companies of which such companies are associated companies that trade in the Units as discretionary fund managers and/or for proprietary purposes (other than the entities set out in the following table) had any interests and short positions in the Fund.

As at the date of this circular, the following fellow subsidiaries and/or associated companies of the Manager that (i) trade in the Units as discretionary fund managers and/or (ii) for proprietary purposes own or control or direct the holding of voting rights and rights over the Units:

Name of Entity	Units	Approx.%

The Hongkong and Shanghai Banking Corporation Limited	1,785,000	0.51
HSBC International Trustee Limited	608,500	0.17
HSBC Trustee (Hong Kong) Limited	3,000	0.00
HSBC Private Trustee (Hong Kong) Limited	1,000	0.00

Each of the Manager and any entities that are the Manager’s parent, the Manager’s subsidiaries, the Manager’s fellow subsidiaries, associated companies of any of the foregoing, and companies of which such companies are associated companies that trade as discretionary fund managers and/or for proprietary purposes also confirms that, save as disclosed above, it:

•                                  does not own, control or direct any voting rights or other rights over the Units;

•                                  does not hold any convertible securities, warrants or options over the Units;

•                                  has not received any irrevocable commitment to accept the One-off Redemption Offer in respect of any Units; and

•                                  has not entered into any outstanding derivative in respect of the Units.

During the period beginning from the date of May 2012 Announcement up to the Latest Practicable Date, the Manager confirms that neither the Manager’s parent, the Manager’s subsidiaries, the Manager’s fellow subsidiaries, associated companies of any of the foregoing or companies of which such companies are associated companies persons have traded in the Units as discretionary fund managers and/or for proprietary purposes.

6.                            UNITS IN ISSUE

As at the Latest Practicable Date, 349,687,000 Units are in issue. Assuming that the One-off Redemption Offer is fully exercised by Unitholders, there will be 209,812,200 Units in issue upon completion of the One-off Redemption Offer. There is only one class of Units in issue and all the Units rank pari passu. There has been no payment of dividend during the two-year period preceding the Latest Practicable Date. Other than the repurchase of Units set out in clause 4. above, there has been no re-organization of capital during two financial years preceding date of May 2012 Announcement.

No Units have been issued since the end of the last financial year of the Fund. There have been no new Units issued during the two-year period immediately preceding the Redemption Day.

7.                            TRADING PRICES AND NET ASSET VALUES

The following table shows the highest and lowest prices at which the Units have been traded on the Stock Exchange as well as the net asset values on each of the last twelve months:

	Highest	Lowest	Highest net	Lowest net
Date	price	price	asset value	asset value
	(HK$)	(HK$)	(HK$)	(HK$)

July 2011	8.40	7.89	9.89	9.56
August 2011	8.24	6.70	9.65	8.53
September 2011	7.22	5.68	8.90	7.50
October 2011	6.33	5.23	8.31	7.21
November 2011	6.18	5.41	8.39	7.65
December 2011	6.40	5.70	8.00	7.43
January 2012	6.73	6.04	8.19	7.47
February 2012	7.20	6.62	8.58	7.98
March 2012	7.10	6.54	8.59	7.82
April 2012	6.90	6.60	8.30	7.90
May 2012	7.10	5.90	8.42	7.72
June 2012	6.98	6.42	7.90	7.53
July 2012 up to 16 July 2012, being the last trading date before the Latest Practicable Date	6.85	6.35	7.75	7.54

The following table shows the closing prices of the Unit on the Stock Exchange and the net asset value per Unit on 16 July 2012 (the last trading date before the Latest Practicable Date), 29 May 2012 (the last trading date before the date of the May 2012 Announcement) and the last trading date of each of the calendar months during the Relevant Period.

	Closing	Net asset
Date	price	value
	(HK$)	(HK$)

30 November 2011	5.59	7.65
30 December 2011	6.32	7.60
31 January 2012	6.70	8.03
29 February 2012	7.10	8.54
30 March 2012	6.84	7.89
30 April 2012	6.85	8.29
29 May 2012, the last trading date before the date of the May 2012 Announcement	6.07	7.98
31 May 2012	6.95	7.89
29 June 2012	6.77	7.69
16 July 2012, being the last trading date before the Latest Practicable Date	6.61	7.54

The highest and lowest closing price per Unit as quoted on the Stock Exchange during the Relevant Period were HK$7.15 on 20 February 2012 and HK$5.59 on 30 November 2011 respectively.

8.                            SECURITIES REPURCHASED BY THE FUND

The Fund has not repurchased any Units in the three-month period prior to the Latest Practicable Date and will not repurchase any Units from the date of this circular up to the Redemption Day.

9.                              CONSENT OF EXPERT

The following are the qualification of the expert who has given an opinion to in this circular:

Name	Qualification

Somerley Limited

a corporation licensed to carry out type 1 (dealing in securities), type 4 (advising on securities), type 6 (advising on corporate finance) and type 9 (asset management) regulated activities under the SFO

Somerley Limited has given and has not withdrawn its written consent to the issue of this circular with the inclusion of the letter from Somerley Limited dated 20 July 2012 and references to its name in the form and context in which they respectively appear.

10.                       DOCUMENTS FOR INSPECTION

Following receipt of the relevant regulatory approvals and up to the Lodgement Date, the following documents will be available to investors for inspection, free of charge, at the registered office of the Manager and on the website of the Fund’s website at www.assetmanagement.hsbc.com/hk-chinadragonfund:

•                                   the letter of advice from the Independent Financial Adviser dated 20 July 2012 containing its advice to the Independent Unitholders as to whether the One-off Redemption Offer is fair and reasonable as to acceptance and voting;

•                                   the Trust Deed;

•                                   drafts of the Offering Circular, the key fact statement of the Fund and the Supplemental Trust Deed with the incorporation of the necessary changes to effect the Change of Investment Objective and Policies, the One-off Redemption Offer and the amendments to the Trust Deed by the Supplemental Trust Deed;

•                                   the audited accounts of the Fund for the last two financial years for which these have been published; and

•                                   written consent of Somerley Limited that it has given and not withdrawn its consent to the publication of its name in this circular.

The unaudited net asset value per Unit on the last Business Day of each calendar month is published within ten (10) Business Days in the South China Morning Post and the Hong Kong Economic Times. The Manager also publishes the unaudited net asset value per Unit of each valuation day on the Fund’s website at www.assetmanagement.hsbc.com/hk-chinadragonfund within one (1) Business Day after the relevant valuation day for investors’ reference.

APPENDIX 2	FINANCIAL INFORMATION

I.                                THREE YEAR SUMMARY OF FINANCIAL INFORMATION

The following is a summary of the financial results of the Fund for each of three years ended 31st March 2011 as extracted from the Fund’s relevant annual reports.

	2011	2010	2009
	HK$	HK$	HK$

Net investment gain/(loss)	353,798,369	1,228,172,724	(1,021,792,387)

Profit/(loss) before taxation	270,709,200	1,150,447,794	(1,083,216,342)

Taxation	(37,018,362)	(28,956,233)	(5,022,620)

Increase/(decrease) in net assets attributable to unitholders and total comprehensive income for the year	233,690,838	1,121,491,561	(1,088,238,962)

Notes

(1)                          There were no extraordinary items, exceptional items and minority interests during each of the three years ended 31st March 2011.

(2)                          The reports of the auditor of the Fund for the three years ended 31st March, 2011 do not contain any qualifications. The auditor of the Fund for all three years ended 31st March, 2011, 31st March, 2010 and 31st March, 2009 were KPMG.

(3)                          The Fund does not report on earnings per Unit. No dividend has been declared for each of three years ended 31st March 2011.

II.                           FINANCIAL INFORMATION OF THE FUND FOR THE YEAR ENDED 31ST MARCH 2011

Set out below is the full text of the audited financial statements of the Fund for the year ended 31st March 2011 extracted from the annual report of the Fund for the year ended 31st March 2011.

Statement of assets and liabilities as at 31 March 2011

(Expressed in Hong Kong dollars)

	Note	2011	2010

Assets
Investments at fair value through profit or loss	6, 12	$3,453,504,294	$3,307,881,739
Amounts receivable on sale of investments		5,066,276	29,317,482
Dividend and other receivables		3,968,484	3,203,192
Cash and cash equivalents	7(d)	176,971,669	165,431,204

Total assets		$3,639,510,723	$3,505,833,617

Liabilities

Taxation	5	$89,975,009	$55,236,173

Amounts payable on purchases of investments		24,110,354	41,686,016
Accrued expenses and other payables	7(a), (b) & (c)	5,320,459	5,466,435

Total liabilities		$119,405,822	$102,388,624

Net assets attributable to unitholders		$3,520,104,901	$3,403,444,993

Representing:

Total equity		$3,520,104,901	$3,403,444,993

Number of units in issue	9	357,034,000	371,910,000

Net asset value per unit		$9.86	$9.15

The notes on pages 53 to 63 form part of these financial statements.

Statement of comprehensive income for the year ended 31 march 2011

(Expressed in Hong Kong dollars)

	Note	2011	2010

Dividend income		$50,843,911	$44,118,283
Interest income on deposits	3, 7(d)	1,687,623	674,088
Net gains from investments	4	298,491,756	1,183,373,551
Net foreign exchange gain		2,775,079	6,775
Other income		—	27

Net investment gain		$353,798,369	$1,228,172,724

Expenses

Management fees	7(a)	$(50,146,299)	$(46,834,474)
Transaction costs	7(e)	(25,499,538)	(23,501,050)
Trustee’s fees	7(b)	(3,561,487)	(3,340,698)
Custodian fees	7(c)	(2,114,746)	(1,842,072)
Auditor’s remuneration		(445,600)	(400,450)
Other operating expenses		(1,321,499)	(1,806,186)

Operating expenses		$(83,089,169)	$(77,724,930)

Profit before taxation		$270,709,200	$1,150,447,794

Taxation	5	(37,018,362)	(28,956,233)

Increase in net assets attributable to unitholders and total comprehensive income for the year		$233,690,838	$1,121,491,561

The notes on pages 53 to 63 form part of these financial statements.

Statement of changes in equity for the year ended 31 March 2011

(Expressed in Hong Kong dollars)

	Note	2011	2010

Balance at the beginning of the year		$3,403,444,993	$2,281,953,432

Increase in net assets attributable to unitholders and total comprehensive income for the year		233,690,838	1,121,491,561
Repurchase of units during the year	10	(117,030,930)	—

Balance at the end of the year		$3,520,104,901	$3,403,444,993

The notes on pages 53 to 63 form part of these financial statements.

Cash flow statement for the year ended 31 March 2011

(Expressed in Hong Kong dollars)

	2011	2010

Operating activities

Interest income received	$1,687,623	$674,088
Dividend income received	50,184,132	43,318,803
Management fees paid	(50,250,773)	(45,116,955)
Trustee’s fees paid	(3,568,758)	(3,225,930)
Transaction costs paid	(25,499,538)	(23,501,050)
Other operating expenses paid	(10,137,808)	(8,205,826)

Net cash used in operating activities	$(37,585,122)	$(36,056,870)

Investing activities

Other income received	$—	$27
Proceeds from sales of investments	5,374,640,272	4,656,755,444
Payments for purchases of investments	(5,215,095,527)	(4,541,459,541)

Net cash generated from investing activities	$159,544,745	$115,295,930

Financing activities

Payments on repurchase of units	$(117,030,930)	$—

Net cash used in financing activities	$(117,030,930)	$—

Net increase in cash and cash equivalents	$4,928,693	$79,239,060

Cash and cash equivalents at the beginning of the year	165,431,204	85,811,063

Effect of foreign exchange rates changes	6,611,772	381,081

Cash and cash equivalents at the end of the year	$176,971,669	$165,431,204

The notes on pages 53 to 63 form part of these financial statements.

Notes to the financial statements

(Expressed in Hong Kong dollars)

1                                  Background

HSBC China Dragon Fund (“the Fund”) is a closed-ended unit trust governed by its Trust Deed dated 20 June 2007 (“the Trust Deed”), as amended. The Fund is authorized by the Hong Kong Securities and Futures Commission (“the SFC”) under Section 104(1) of the Hong Kong Securities and Futures Ordinance (“HKSFO”). The Fund is also listed on The Stock Exchange of Hong Kong Limited (“the Stock Exchange”) (a subsidiary of the Hong Kong Exchanges and Clearing Limited). The period fixed for the duration of the Fund is eighty years after the date of inception.

The investment objective of the Fund is to achieve long-term capital growth by investing primarily in listed companies established or operating in the People’s Republic of China (“PRC”) or listed companies that are positioned to benefit from the strong economic growth potential and promising investment opportunities in the PRC, including but not limited to A Shares, B Shares, H Shares and shares issued by Red Chip Companies and other companies which carry out a significant proportion of their business activities in the PRC.

Under the prevailing regulations in the PRC, foreign investors can invest in the PRC A-Share market through institutions that have obtained qualified foreign institutional investor (“QFII”) status in the PRC. The Fund itself is not a QFII, but may invest directly in A Shares via the US$200 million QFII investment quota obtained by HSBC Global Asset Management (Hong Kong) Limited (“ the Manager”).

Pursuant to the general meeting held on 17 November 2009, an extraordinary resolution was passed to enable the Manager during the relevant period, as defined below, to repurchase units, not more than 10% of the aggregate number of units in issue. The repurchase is subject to and in accordance with the Trust Deed, the laws of Hong Kong, the Code on Unit Trusts and Mutual Funds and the guidelines issued by the SFC.

The relevant period means the period from the date of the passing of this extraordinary resolution until the earlier of:

(i)                    the expiration of 12 months following the passing of this extraordinary resolution; or

(ii)                 the passing of an ordinary resolution by the holders of the Fund in general meeting revoking or varying the authority given to the Manager by this extraordinary resolution.

A general meeting was held on 11 October 2010 and a resolution was passed to approve the renewal of the previous repurchase mandate until the earlier of:

(i)                    the expiration of 12 months following the passing of this resolution; or

(ii)                 the passing of this resolution by the holders of the Fund in general meeting revoking or varying the authority given to the Manager by this resolution.

There was repurchase of units by the Manager during the year.

2                                  Significant accounting policies

(a)                Statement of compliance

The financial statements of the Fund have been prepared in accordance with all applicable Hong Kong Financial Reporting Standards (“HKFRSs”), which collective term includes all applicable individual Hong Kong Financial Reporting Standards, Hong Kong Accounting Standards (“HKASs”) and Interpretations issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”), accounting principles generally accepted in Hong Kong, the relevant disclosure provisions of the Trust Deed, as amended, and the relevant disclosure requirements of the Hong Kong Code on Unit Trusts and Mutual Funds issued by the SFC. A summary of the significant accounting policies adopted by the Fund is set out below.

The HKICPA has issued certain new and revised HKFRSs that are first effective or available for early adoption for the current accounting period of the Fund. There have been no significant changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the Fund for the current and prior accounting periods reflected in these financial statements.

The Fund has not applied any new standard or interpretation that is not yet effective for the current accounting period (see note 14).

(b)                Basis of preparation of the financial statements

The functional and presentation currency of the Fund is Hong Kong dollars reflecting the fact that the units of the Fund are issued in Hong Kong dollars.

The measurement basis used in the preparation of the financial statements is the historical cost basis except that investments are stated at their fair value as explained in the accounting policies set out below.

The preparation of financial statements in conformity with HKFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

(c)                 Financial instruments

(i)                           Classification

All of the Fund’s investments are classified as financial assets at fair value through profit or loss. This category comprises financial instruments held for trading, which are instruments that the Fund has acquired principally for the purpose of short-term profit-taking. These include investments in equities.

Financial assets that are classified as receivables include amount receivable on sale of investments and dividend and other receivables.

Financial liabilities that are not at fair value through profit or loss include amounts payable on purchases of investments, accrued expenses and other payables.

(ii)                       Recognition

The Fund recognises financial assets and financial liabilities on the date it becomes a party to the contractual provisions of the instruments.

A regular way purchase or sale of financial assets and financial liabilities is recognised using trade date accounting. From this date, any gains and losses arising from changes in fair value of the financial assets or financial liabilities are recorded.

Financial liabilities are not recognised unless one of the parties has performed their obligations under the contract or the contract is a derivative contract not exempted from the scope of HKAS 39.

(iii)                   Measurement

Financial instruments are measured initially at fair value (transaction price). Transaction costs on financial assets and financial liabilities at fair value through profit or loss are expensed immediately, while on other financial instruments they are amortised.

Subsequent to initial recognition, all instruments classified at fair value through profit or loss are measured at fair value with changes in their fair values recognised in profit or loss.

Financial assets classified as receivables are carried at amortised cost using the effective interest method less impairment loss, if any.

Financial liabilities, other than those at fair value through profit or loss, are measured at amortised cost using the effective interest method.

(iv)                     Fair value measurement principles

The fair value of financial instruments is based on their quoted market prices at the date of the statement of assets and liabilities without any deduction for estimated future selling costs. Financial assets are priced at current bid prices, while financial liabilities are priced at current asking prices.

If a quoted market price is not available on a recognised stock exchange, the fair value of the instrument is estimated using valuation techniques, including use of recent arm’s length market transactions, reference to the current fair value of another instrument that is substantially the same, discounted cash flow techniques or any other valuation technique that provides a reliable estimate of prices obtained in actual market transactions.

Net gain from investments is included in profit or loss.

(v)                         Impairment

Financial assets that are stated at cost or amortised cost are reviewed at each date of the statement of assets and liabilities to determine whether there is objective evidence of impairment. If any such indication exists, an impairment loss is recognised in the profit or loss as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s effective interest rate.

If in a subsequent period the amount of an impairment loss recognised on a financial asset carried at amortised cost decreases and the decrease can be linked objectively to an event occurring after the write-down, the write-down is reversed through profit or loss.

(vi)                     Derecognition

The Fund derecognises a financial asset when the contractual rights to receive the cash flows from the financial asset expire, or where the financial asset together with substantially all the risks and rewards of ownership have been transferred.

Assets held for trading that are sold are derecognised and corresponding receivables from the brokers are recognised as of the date the Fund commits to sell the assets.

A financial liability is derecognised when the obligation specified in the contract is discharged, cancelled or expired.

The Fund uses the weighted average method to determine realised gains and losses to be recognised in profit or loss on derecognition.

(vii)                 Offsetting

Financial assets and liabilities are offset and the net amount is reported in the statement of assets and liabilities when the Fund has a legally enforceable right to set off the recognised amounts and the transactions are intended to be settled on a net basis, or simultaneously, e.g. through a market clearing mechanism.

(viii)             Cash and cash equivalents

Cash and cash equivalents comprise deposits with banks. Cash equivalents are short-term highly liquid investments that are readily convertible to known amounts of cash, are subject to an insignificant risk of changes in value, and are held for the purpose of meeting short-term cash commitments rather than for investment or other purposes.

(d)                Revenue recognition

Provided it is probable that the economic benefits will flow to the Fund and the revenue and costs if applicable, can be measured reliably, revenue is recognised in profit or loss as follows:

Interest income

Interest income is recognised in profit or loss as it accrues, using the effective interest method. Interest income on bank deposits is disclosed separately on the face of the statement of comprehensive income.

Dividend income

Dividend income from listed investments is recognised when the share price of the investment goes ex-dividend. Dividends from other investments are recognised in profit or loss as dividend income when declared.

In some cases, the Fund may receive or choose to receive dividends in the form of additional shares rather than cash. In such cases, the Fund recognises the dividend income for the amount of the equivalent cash dividends with the corresponding debit treated as an additional investment.

(e)                 Expenses

All expenses are recognised in profit or loss on an accruals basis.

(f)                   Taxation

Taxation comprises current tax and deferred tax. Current tax and movements in deferred tax assets and liabilities are recognised in profit or loss.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the date of the statement of assets and liabilities.

Deferred tax assets and liabilities arise from deductible and taxable temporary differences respectively, being the differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases.

Apart from certain limited exceptions, all deferred tax liabilities, and all deferred tax assets to the extent that is probable that future taxable profits will be available against which the asset can be utilised, are recognised.

(g)                Translation of foreign currency

Foreign currency transactions during the year are translated into Hong Kong dollars at the foreign exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into Hong Kong dollars at the foreign exchange rates ruling at the date of the statement of assets and liabilities. Exchange gains and losses are recognised in profit or loss.

(h)                Related parties

For the purposes of these financial statements, a party is considered to be related to the Fund if:

(i)                            the party has the ability, directly or indirectly, through one or more intermediaries, to control the Fund or exercise significant influence over the Fund in making financial and operating policy decisions, or has joint control over the Fund;

(ii)                         the Fund and the party are subject to common control;

(iii)                      the party is an associate of the Fund;

(iv)                     the party is a member of key management personnel of the Fund or the Fund’s parent, or a close family member of such an individual, or is an entity under the control, joint control or significant influence of such individuals; or

(v)                        the party is a close family member of a party referred to in (i) or is an entity under the control, joint control or significant influence of such individuals.

Close family members of an individual are those family members who may be expected to influence, or be influenced by, that individual in their dealings with the Fund.

(i)                   Foreign exchange gains and losses

Foreign exchange gains and losses on financial assets and financial liabilities at fair value through profit or loss are recognised together with other changes in the fair value. Included in the profit or loss line item “net foreign exchange gain” is net foreign exchange gain on monetary financial assets and financial liabilities other than those classified at fair value through profit or loss.

(j)                   Units in issue

The Fund classifies financial instruments issued as financial liabilities or equity instruments in accordance with the substance of the contractual terms of the instruments.

The Fund has one class of units in issue which is not redeemable by the unitholders. Upon termination of the Fund, the unitholders are entitled to all net cash proceeds derived from the sale or realisation of the assets of the Fund less any liabilities, in accordance with their proportionate interest in the Fund at the date of termination. The units are classified as equity in accordance with HKAS 32.

(k)                Segment reporting

An operating segment is a component of the Fund that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relates to transactions with any of the Fund’s other components, whose operating results are reviewed regularly by the chief operating decision maker to make decisions about resources allocated to the segment and assess its performance, and for which discrete financial information is available. Segment results that are reported to the chief operating decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. The chief operating decision maker of the Fund is identified as the Manager, HSBC Global Asset Management (Hong Kong) Limited.

3                                  Interest income on deposits

The Fund earned all its interest income from cash and cash equivalents.

4                                  Net gains from investments

	2011	2010

Net gains from investments
– Realised gains	$342,655,459	$435,539,578
– Unrealised (losses)/gains	(44,163,703)	747,833,973

	$298,491,756	$1,183,373,551

Gains and losses presented above exclude dividend income.

5                                  Taxation

No provision for Hong Kong Profits Tax has been made in the financial statements as the Fund is exempted from taxation under section 26A (1A) of the Hong Kong Inland Revenue Ordinance.

Under the current general provisions of the PRC Corporate Income Tax Law and published tax circulars, the Fund would be subject to PRC withholding tax at the rate of 10% in respect of its PRC sourced income earned, including capital gains realised on the sale of PRC listed companies, dividend income derived from PRC listed companies and interest income earned in respect of PRC bank deposits and corporate bonds. This withholding taxation basis should apply as it is intended that the Fund would be managed and operated in such a manner that it would not be considered a tax resident enterprise in China or otherwise as having a taxable permanent establishment in the PRC. The 10% withholding tax rate may be further reduced under an applicable tax treaty which the PRC has entered into with the jurisdiction in which the beneficial owner of the relevant income is a resident. However, in the Fund’s case, as the beneficial owners of the Fund may be difficult to identify precisely to the satisfaction of the PRC tax authorities, any preferential tax treatment under an applicable tax treaty/tax arrangement would unlikely to be applied. On this basis, the 10% withholding tax rate would likely to be applicable in respect of the Fund’s PRC sourced income.

The Offering Circular of the Fund gives the Manager the right to provide for withholding tax on such gains or income and withhold the tax for the account of the Fund. On the basis of the available information, the Manager has determined that it is appropriate to provide for PRC taxation at the withholding tax rate of 10% on realised gains on A-shares, dividend income from A, B and H-shares and interest income from PRC bank deposits and corporate bonds in the financial statements. The Fund has not recognised deferred tax liabilities in respect of unrealized gains on A-shares amounting to $12,265,403 for the year ended 31 March 2011 (2010: $19,543,068) as the Manager considers the amount to be insignificant to the Fund.

Taxation in the statement of comprehensive income represents current tax provision for the year:

	2011	2010

PRC dividend and interest income withholding tax	$5,901,815	$4,400,383
PRC capital gains tax	31,116,547	24,555,850

	$37,018,362	$28,956,233

Taxation in the statement of assets and liabilities represents:

	2011	2010

PRC withholding tax provision relating to prior year	$55,236,173	$30,104,377
PRC withholding tax provision for the year	37,018,362	28,956,233
Payment of PRC withholding tax	(5,117,293)	(3,961,642)
Effect of foreign exchange	2,837,767	137,205

	$89,975,009	$55,236,173

6                                  Investments at fair value through profit or loss

	2011	2010

Listed equity securities
– in Hong Kong	$1,815,268,818	$1,763,848,759
– outside Hong Kong	1,638,235,476	1,544,032,980

	$3,453,504,294	$3,307,881,739

7                                  Related party transactions

The following is a summary of transactions with related parties for the year. All such transactions were entered into in the ordinary course of business and on normal commercial terms.

(a)                Management fees

The fee payable to the Manager is calculated at the rate of 1.5% per annum of the net asset value of the Fund payable monthly in arrears. Any fees payable to the Investment Adviser should be borne by the Manager. The management fee charged to the Fund in respect of the year and payable at the end of the year amounted to $50,146,299 (2010: $46,834,474) and $4,427,689 (2010: $4,532,163) respectively.

The Fund has invested directly in A Shares via the US$200 million QFII investment quota obtained by the Manager.

(b)                Trustee’s fees

The fee payable to the Trustee is calculated at the rate of 0.125% per annum for the first $390 million of the net asset value, and 0.1% per annum thereafter. The trustee fee is accrued daily and payable in arrears on a monthly basis. The trustee fee charged to the Fund in respect of the year and payable at the end of the year amounted to $3,561,487 (2010: $3,340,698) and $347,836 (2010: $355,107) respectively.

(c)                 Custodian fees

The custodian fee is calculated at the rate of 0.1% per annum of the net asset value of the assets held by the QFII custodian as determined by the QFII custodian (based on the actual number of calendar days in a year). The custodian fee charged to the Fund in respect of the year and payable at the end of the year amounted to $2,114,746 (2010: $1,842,072) and $20,748 (2010: $24,884) respectively.

(d)                Bank balances

Bank balances are maintained with the Trustee. The bank balances held with the Trustee as at 31 March 2011 amounted to $176,971,669 (2010: $165,431,204). During the year, interest earned on the above bank balances was $1,687,623 (2010: $674,088).

(e)                 In its purchases and sales of investments, the Fund utilises the brokerage services of The Hongkong and Shanghai Banking Corporation Limited. Details of transactions effected through this company are as follows:

	2011	2010

Commission paid for the year	$366,859	$397,798

Average rate of commission	0.11%	0.21%

Total aggregate value of such transactions for the year	$337,831,037	$185,024,245

Percentage of such transactions in value to total transactions for the year	3.19%	2.03%

8                         Soft dollar practices

The Manager, the Investment Adviser or any of its connected persons may effect transactions by or through the agency of another person (or person connected with him) with whom it has an arrangement under which that party will from time to time provide it with or procure for it goods, services or other benefits (such as research and advisory services, portfolio analysis or computer hardware and software incidental to such goods or services) the nature of which is such that their provision is of demonstrable benefit to the unitholders as a whole and for which no direct payment is made but instead the Manager, the Investment Adviser or any of its connected persons undertake to place business with that party. For the avoidance of doubt, such goods and services do not include travel, accommodation, entertainment, general administrative goods or services, general office equipment or premises, membership fees, employee salaries or direct money payments.

9                         Units in issue

	2011	2010

Number of units in issue brought forward	371,910,000	371,910,000
Units repurchased during the year	(14,876,000)	—

Number of units in issue carried forward	357,034,000	371,910,000

The Fund is a closed-ended unit trust. Apart from repurchase of own units, it did not have subscription and redemption of units during the year.

10                  Repurchase of units

During the year, the Fund repurchased 14,876,000 of its own units at a total amount of $117,030,930 on the Stock Exchange. The repurchased units were then cancelled and accordingly the equity of the Fund was reduced by the nominal value of these units.

11                  Financial instruments and associated risks

The Fund maintains investment portfolio in a variety of listed financial instruments as dictated by its investment management strategy. The investment objective of the Fund is to achieve long-term capital growth by investing primarily in listed companies established or operating in the PRC or listed companies that are positioned to benefit from the strong economic growth potential and promising investment opportunities in the PRC, including but not limited to A Shares, B Shares, H Shares and shares issued by Red Chip Companies and other companies which carry out a significant proportion of their business activities in the PRC. The risk exposures inherent in the Fund as at 31 March 2011 are summarised below. Details of such investments held as at 31 March 2011 are shown in the investment portfolio.

The Fund’s investing activities expose it to various types of risks that are associated with the financial instruments and markets in which it invests. The Manager and the Trustee have set out below the most important types of financial risks inherent in each type of financial instruments. The Manager and the Trustee would like to highlight that the following list of associated risks only sets out some of the risks but does not purport to constitute an exhaustive list of all the risks inherent in an investment in the Fund. Investors should note that additional information in respect of risks associated with investment in the Fund can be found in the Fund’s offering document.

During the year, the Manager invested in financial instruments which the Manager considered are commensurate with the risk level of the Fund in accordance with its investment objective.

The nature and extent of the financial instruments outstanding at the date of the statement of assets and liabilities and the risk management policies employed by the Fund are discussed below.

(a)                         Market risk

(i)                           Price risk

Price risk is the risk that value of the instrument will fluctuate as a result of changes in market prices, whether caused by factors specific to an individual investment, its issuer or all factors affecting all instruments traded in the market.

The Fund is exposed to price risk arising from changes in market price of equity instruments. Price risk is managed by investments across different industries in accordance with the investment objective of the Fund.

Price sensitivity

The impact on a 5% increase in value of the investments at 31 March 2011, with all other variables held constant, is shown below. An equal change in the opposite direction would have reduced the net assets attributable to unitholders by an equal but opposite amount. The analysis is performed on the same basis for 2010.

	2011			2010
			Effect on net			Effect on net
			assets			assets
		Change in	attributable		Change in	attributable
	% of total	equity	to the	% of total	equity	to the
	net assets	price	unitholders	net assets	price	unitholders
		%			%

Investment assets

Listed equity investments:
– in Hong Kong	51.57	5	$90,763,441	51.83	5	$88,192,438
– outside Hong Kong	46.54	5	81,911,774	45.36	5	77,201,649

	98.11		$172,675,215	97.19		$165,394,087

(ii)                       Interest rate risk

Interest rate risk arises from change in interest rates which may inversely affect the value of debt securities and therefore result in a potential gain or loss to the Fund. The Fund’s interest rate risk is managed on an ongoing basis by the Manager in accordance with policies and procedures in place.

The following table indicates the expected next repricing dates (or maturity dates whichever are earlier) for interest bearing assets and liabilities at the date of statement of assets and liabilities.

	2011
		Non-interest
All amounts stated in Hong Kong dollars	1 year or less	bearing	Total

Assets
Investments at fair value through profit or loss	$—	$3,453,504,294	$3,453,504,294
Amount receivable on sale of investments	—	5,066,276	5,066,276
Dividend and other receivables	—	3,968,484	3,968,484
Cash and cash equivalents	157,334,302	19,637,367	176,971,669

Total assets	$157,334,302	$3,482,176,421	$3,639,510,723

Liabilities

Taxation	$—	$(89,975,009)	$(89,975,009)
Amounts payable on purchases of investments	—	(24,110,354)	(24,110,354)
Accrued expenses and other payables	—	(5,320,459)	(5,320,459)

Total liabilities	$—	$(119,405,822)	$(119,405,822)

Total interest sensitivity gap	$157,334,302

	2010
			Total All
			amounts stated
		Non-interest	in Hong Kong
All amounts stated in Hong Kong dollars	1 year or less	bearing	dollars

Assets

Investments at fair value through profit or loss	$—	$3,307,881,739	$3,307,881,739
Amount receivable on sale of investments		29,317,482	29,317,482
Dividend and other receivables	—	3,203,192	3,203,192
Cash and cash equivalents	117,155,914	48,275,290	165,431,204

Total assets	$117,155,914	$3,388,677,703	$3,505,833,617

Liabilities

Taxation	$—	$(55,236,173)	$(55,236,173)
Amounts payable on purchases of investments	—	(41,686,016)	(41,686,016)
Accrued expenses and other payables	—	(5,466,435)	(5,466,435)

Total liabilities	$—	$(102,388,624)	$(102,388,624)

Total interest sensitivity gap	$117,155,914

Interest rate sensitivity

Assuming all other factors unchanged, an increase of 50 basis points in interest rates as at the date of the statement of assets and liabilities, the net assets attributable to the unitholders and changes in net assets attributable to unitholders would have increased by $786,672 (2010: $585,780); an equal change in the opposite direction would have reduced the net asset attributable to unitholders by an equal amount. The analysis is performed on the same basis for 2010.

(iii)                   Currency risk

The Fund may invest in financial investments and enter into transactions denominated in currencies other than its functional currency. Consequently, the Fund is exposed to risks that the exchange rate of its functional currency relative to other foreign currencies may change in a manner that has an adverse effect on the value of that portion of the Fund’s assets or liabilities denominated in currencies other than the Hong Kong dollars (“HKD”).

The fluctuations in the rate of exchange between the currency in which the asset or liability is denominated and the functional currency could result in an appreciation or depreciation in the fair value of that asset or liability. The Manager may attempt to mitigate this risk by using financial derivative instruments.

In accordance with the Fund’s policy, the Manager monitors the Fund’s currency exposure on an ongoing basis.

At the date of statement of assets and liabilities the Fund had the following exposure:

All amounts stated in Hong Kong dollars	Assets	Liabilities	Net exposure

31 March 2011

Renminbi	$1,758,180,044	$(90,212,495)	$1,667,967,549
United States dollar	25,644,363	(20,748)	25,623,615

	$1,783,824,407	$(90,233,243)	$1,693,591,164

31 March 2010

Renminbi	$1,651,623,773	$(55,463,672)	$1,596,160,101
United States dollar	35,156,225	(32,959)	35,123,266

	$1,686,779,998	$(55,496,631)	$1,631,283,367

Amounts in the above table are based on the carrying value of the assets and liabilities.

Currency sensitivity

As the HKD is pegged to the United States dollar (“USD”), the Fund does not expect any significant movements in USD/HKD exchange rate. At 31 March 2011, had the HKD strengthened by 5% in relation to the above currencies except for USD, with all other variables held constant, net assets attributable to unitholders would have decreased by the amounts shown in the following table.

All amounts stated in Hong Kong dollars

31 March 2011

Renminbi	$83,398,377

Total	$83,398,377

31 March 2010

Renminbi	$79,808,005

Total	$79,808,005

A 5% weakening of the HKD against the above currencies would have resulted in an equal but opposite effect on the basis that all other variables remain constant.

(b)                Credit risk

Credit risk is the risk that a counterparty to a financial instrument will fail to discharge an obligation or commitment that it has entered into with the Fund. The Fund’s exposure to credit risk is monitored by the Manager on an ongoing basis. At 31 March 2011, all the Fund’s financial assets were exposed to credit risk.

Credit risk arising on transactions with brokers relates to transactions awaiting settlement. Risk relating to unsettled transactions is considered small due to the short settlement period involved and the high credit quality of the brokers used.

Substantially all of the assets of the Fund are held by the Trustee or Bank of Communications Co., Ltd (the “QFII Custodian”). Bankruptcy or insolvency of the Trustee or the QFII Custodian may cause the Fund’s rights with respect to securities held by the Trustee or the QFII Custodian to be delayed or limited.

The majority of the cash held by the Fund is deposited with Bank of Communications Co., Ltd and The Hongkong and Shanghai Banking Corporation Limited (the “banks”). Bankruptcy or insolvency of the banks may cause the Fund’s rights with respect to the cash held by the banks to be delayed or limited. The Fund monitors the credit rating of the banks on an ongoing basis.

The carrying amounts of financial assets best represent the maximum credit risk exposure at the date of the statement of assets and liabilities.

At both 31 March 2011 and 2010, there were no significant concentrations of credit risk to counterparties except to the Trustee, the QFII Custodian and the banks.

(c)                 Liquidity risk

Liquidity risk is the risk that the Fund will encounter difficulty in meeting obligations arising from its financial liabilities that are settled by delivering cash or another financial asset, or that such obligations will have to be settled in a manner disadvantageous to the Fund.

The Fund’s policy to manage liquidity is to have sufficient liquidity to meet its liability without incurring undue losses or risking damage to the Fund’s reputation.

The Fund’s equity investments are considered to be readily realisable under normal condition as they are all listed on stock exchanges in Hong Kong or the PRC.

The Fund has one class of units in issue which is not redeemable by the unitholders. All financial liabilities are repayable on demand or have contractual maturities of less than three months. At both 31 March 2011 and 2010, there were no significant exposures to liquidity risk for the Fund.

(d)                Capital management

At 31 March 2011, the Fund had $3,520,104,901 (2010: $3,403,444,993) of capital classified as equity.

The Fund’s objective in managing the capital is to ensure a stable and strong base to maximise returns to all investors. The Manager manages the capital of the Fund in accordance with the Fund’s investment objectives and policies stated in the Trust Deed.

There were no changes in the policies and procedures during the year with respect to the Fund’s approach to its capital management.

The Fund is not subject to externally imposed capital requirements.

12                  Fair value information

The Fund’s financial instruments are measured at fair value on the date of statement of assets and liabilities. Fair value estimates are made at a specified point in time, based on market conditions and information about the financial instruments. Usually, fair values can be reliably determined within a reasonable range of estimates. For certain other financial instruments, including dividend and other receivables, taxation, amounts payable on purchase of investments, accrued expenses and other payables, the carrying amounts approximate fair values due to the immediate or short-term nature of these financial instruments.

Valuation of financial instruments

The Fund’s accounting policy on fair value measurements is detailed in significant accounting policy in note 2(c)(iv).

The Fund measures fair values using the three levels of fair value hierarchy defined in HKFRS 7, Financial Instruments: Disclosures, with the fair value of each financial instrument categorised in its entirety based on the lowest level of input that is significant to that fair value measurement. The levels are defined as follows:

•                          Level 1: Quoted market price (unadjusted) in an active market for an identical instrument.

•                          Level 2: Valuation techniques based on observable inputs, either directly (i.e. as prices) or indirectly (i.e. derived from prices). This category includes instruments valued using: quoted market prices in active markets for similar instruments; quoted prices for identical or similar instruments in markets that are considered less than active; or other valuation techniques where all significant inputs are directly or indirectly observable from market data.

•                          Level 3: Valuation techniques using significant unobservable inputs.

All investments held by the Fund are listed on stock exchanges of Hong Kong or the PRC, their fair values are based on quoted market price in active markets.

The following analyses financial instruments measured at fair value at 31 March 2011 and 2010 by the level in the fair value hierarchy into which the fair value measurement is categorised.

	2011
	Level 1	Total

Listed equities	$3,453,504,294	$3,453,504,294

	2010
	Level 1	Total

Listed equities	$3,307,881,739	$3,307,881,739

There were no significant transfers of financial instruments between fair value hierarchy levels during the year.

13                  Segment information

The Manager makes the strategie resource allocation on behalf of the Fund and has determined the operating segments based on the internal reports reviewed which are used to make strategie decisions.

The Manager considers that the Fund has one single operating segment based on one single and integrated investment strategy by investing in the securities of companies listed in Hong Kong or listed elsewhere and having substantial business or operations in Hong Kong and the PRC as stipulated in the Trust Deed. There were no changes in the operating segment during the year.

All revenues generated from listed equities by the Fund are disclosed in note 4. The segment information provided to the Manager is the same as that disclosed in the statement of comprehensive income and statement of assets and liabilities.

The Fund is domiciled in Hong Kong. All of the Fund’s income from investments is from equities listed in Hong Kong and the PRC.

14                  Possible impact of amendments, new standards and interpretations issued but not yet effective for the annual accounting year ended 31 March 2011

Up to the date of issue of these financial statements, the HKICPA has issued certain amendments, new standards and interpretations which are not yet effective for the year ended 31 March 2011 and which have not been adopted in these financial statements.

Of these developments, the following relates to matters that may be relevant to the Fund’s operations and financial statements:

Effective for accounting
periods beginning on or
after

HKFRS 9, Financial instruments	1 January 2013

Improvements to HKFRSs 2010	1 July 2010 or 1 January 2011

The Fund is in the process of making an assessment of what the impact of these amendments is expected to be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the Fund’s results of operations and financial position.

III.                      INDEBTEDNESS STATEMENT

At the close of business on 17 July 2012, being the latest practicable date for the purpose of this indebtedness statement prior to the printing of this document, the Fund did not have any outstanding borrowings, mortgages, charges, debenture or other loan capital or bank overdrafts, loans or other similar indebtedness or hire purchase commitments, liabilities under acceptances or acceptances credits or any guarantees or other material contingent liabilities.

IV.                       MATERIAL CHANGE

Save for information set out in the section headed “Financial and Trading Prospects” and financial performance of the Fund for the six-month period ended 30 September 2011 set out in the interim report of the Fund, there is no material change in the financial or trading position or outlook of the Fund subsequent to 31 March 2011, being the date to which the latest audited financial statements of the Fund were prepared, up to and including the Latest Practicable Date.

V.                            FINANCIAL AND TRADING PROSPECTS

The investment objective of the Fund will continue to achieve long-term capital growth by (subject to the passing of the Extraordinary Resolutions as set out in the notice of the General Meeting, which is set out on pages 65 to 66 of this circular) investing primarily in A shares directly through the qualified foreign institutional investor investment quota of the Manager and indirectly through investment of (i) up to 40% of its net asset value in financial derivative instruments and securities linked to A shares (such as CAAPs (including A share participation certificates/notes and/or other access products issued by third party investment banks or brokers)) and (ii) up to 40% of its net asset value in ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares; provided that the Fund’s investment in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares will not exceed 50% in the aggregate of its net asset value.

Notwithstanding that the European financial markets have recently experienced volatility and adverse trends due to concerns about rising government debt levels of several European countries, including Greece, Spain, Ireland, Italy and Portugal, the Manager expects the PRC’s long-term economic growth to remain strong. Structural changes in the financial liberalization; assets injections to listed companies; ownership diversification; deregulation; and capital accounts liberalization, will lead to more efficient resource allocation and therefore provide the basis for earnings outperformance (vs. developed and many emerging markets economies). The growth of the middle class population implies significant investment opportunities in the consumer and services sectors. In addition, the PRC’s economic transition towards urbanization and its environmental efforts create attractive investment themes related to infrastructure, clean energy and environmental treatment. Specifically, the outlook for a number of the PRC’s industries is positive, including sectors such as infrastructure (on strong demand growth driven by fixed asset investments and urbanization), consumers (on the back of higher quality of living), equipment (PRC’s technology upgrading), banks (on further widening and cross-selling of product scope), alternative energy (natural demand and government efforts) and nonferrous metals (positive pricing outlook and potential acquisitions).

VI.                       LITIGATION

As at the Latest Practicable Date, neither the Manager nor the Trustee (as trustee of the Fund) was engaged in any litigation or arbitration of material importance and there is no litigation or claim of material importance to be pending or threatened against the Manager or the Trustee (as trustee of the Fund).

NOTICE OF GENERAL MEETING

The Stock Exchange of Hong Kong Limited, Hong Kong Exchanges and Clearing Limited, Hong Kong Securities Clearing Company Limited and the Hong Kong Securities and Futures Commission take no responsibility for the contents of this notice, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this notice.

HSBC CHINA DRAGON FUND

a Hong Kong unit trust authorised under section 104 of the Securities and Futures Ordinance

(Chapter 571 of the Laws of Hong Kong)

(Stock Code: 820)

Announcement

NOTICE OF GENERAL MEETING

NOTICE IS HEREBY GIVEN that a general meeting (“General Meeting”) of the Unitholders of HSBC China Dragon Fund (the “Fund”) will be held at Level 22, HSBC Main Building, 1 Queen’s Road Central, Hong Kong on 21 August 2012 at 10:00 a.m. to consider and, if thought fit, pass the following resolutions:

EXTRAORDINARY RESOLUTIONS

THAT:

(a)                         subject to the approval of resolutions (b) and (c) below, the Change of Investment Objective and Policies be approved in accordance with and subject to the terms set out in the circular to Unitholders of the Fund dated 20 July 2012 (a copy of which is produced to this meeting marked “A” and signed by the Chairman of this meeting for the purpose of identification);

(b)                         subject to the approval of resolution (a) above and resolution (c) below, the One-off Redemption Offer be approved in accordance with and subject to the terms set out in the circular to Unitholders of the Fund dated 20 July 2012 (a copy of which is produced to this meeting marked “A” and signed by the Chairman of this meeting for the purpose of identification);

(c)                          subject to the approval of resolutions (a) and (b) above, amendments to the Trust Deed by the Supplemental Trust Deed to effect the Change of Investment Objective and Policies and One-off Redemption Offer and changes to the Code be approved as set out in the circular to Unitholders of the Fund dated 20 July 2012 (a copy of which is produced to this meeting marked “A” and signed by the Chairman of this meeting for the purpose of identification).

HSBC Global Asset Management (Hong Kong) Limited
Manager of HSBC China Dragon Fund

20 July 2012

Registered Office of the Manager:

HSBC Main Building

1 Queen’s Road Central

Hong Kong

Notes:

(a)                     A Unitholder of the Fund entitled to attend and vote at the General Meeting may appoint proxy(ies) to attend and vote in his/her stead in accordance with the Trust Deed. The person appointed to act as proxy need not be a Unitholder of the Fund.

(b)                     For the purpose of determining the identity of the Unitholders who are entitled to attend and vote at the General Meeting, the register of Unitholders will be closed from 15 August 2012 to 21 August 2012 (both dates inclusive), on which days no transfer of Units can be effected. In order to qualify for attending and voting at the General Meeting, all unit certificates together with the completed transfer forms must be lodged with the office of the Registrar for registration no later than 4: 30 p.m. on 14 August 2012.

(c)                      In order to be valid, the form of proxy, together with the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such power of attorney or authority, if any, must be deposited at the office of the Registrar, not later than 48 hours before the time fixed for holding the General Meeting or at any adjournment thereof. Completion and return of the form of proxy will not preclude you from attending and voting in person at the General Meeting (or any adjournment thereof) should you so wish.

(d)                     Where there are joint registered Unitholders of a Unit, any one of such Unitholders may vote at the meeting either personally or by proxy in respect of such Unit as if he/she were solely entitled thereto, but if more than one of such Unitholders is present at the meeting personally or by proxy, that one of such Unitholders so present whose name stands first on the register of Unitholders in respect of such Unit shall alone be entitled to vote in respect thereof.

As at the date of this notice, the board of directors of the Manager is comprised as follows: The executive directors of the Manager are Mr. BERRY, Stuart Glenn, Mr. CONXICOEUR, Patrice Pierre Henri, Ms. KOO, Julie J, Ms. LAM, Po Yee, Ms. MUNRO, Joanna and Dr. MALDONADO-CODINA, Guillermo Eduardo. The non-executive directors of the Manager are Mr. CHANDRASEKHARAN, Sridhar, Ms. CHEANG, Wai Wan Louisa, Ms. FUNG, Yuen Mei Anita, Mr. HARVEY-SAMUEL, Guy Daniel and Mr. PACTON, Olivier.